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Check the appropriate box:
Preliminary Proxy Statement
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United States

Securities and Exchange Commission

Washington, D.C. 20549

Schedule 14 A

Proxy Statement Pursuant To Section 14(a)
of the Securities Exchange Act of 1934

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check all boxes that apply):

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2

Message from the Chief Executive Officer

In March 2021, during our Investor Day, we unveiled “North Star” - our new, long-term, strategic plan. This strategy is built on our key strengths, which differentiate us from our competitors: well-respected brands, a portfolio of products that includes multiple modalities and price points, and broad, multichannel distribution. Our consumer is at the heart of everything we do and has fueled the modernization of our Bowflex® brand. This renewed focus, powered by an enhanced team with expanded long-term capabilities, sets us on a path to scale with our differentiated JRNY® platform offering.

At the center of North Star is connected fitness and our transformation from a product-led to a consumer-led company. An important catalyst for this change is the digital transformation that has been occurring over the last few years in home fitness and was accelerated to elevated levels of opportunity by the COVID-19 pandemic. People discovered that connected fitness brought home many of the benefits of the gym, along with a variety of programming as available in JRNY®, to provide encouragement to stick to their fitness routines longer.

As a result of these long-term changes in habits, we believe the industry growth opportunity will remain elevated relative to pre-pandemic levels. This results in greater opportunities for our industry and for Nautilus.

We are focused on investing in our company and have continued to concentrate investments on JRNY®, our brands, and our digital transformation. Our Board and Management Team are committed to our strategy and will continue to invest prudently while balancing the long and short-term challenges and opportunities.

Through disciplined execution and staying true to our North Star initiative, I am confident that we are emerging from the pandemic as a much stronger company.

FY 2022 Highlights

• Revenue of $590M, 112% increase versus pre-pandemic FY 2020

• Over 325,000 JRNY® members (exceeding by 30% the goal of 250,000 that we set in March 2021)

• Added nearly 600,000 new customers in the last two years

• Increased the installed base from 140k in FY 2020 to over 2.7 million at the end of FY 2022

• Approximately 80% of total units sold connectable-to-JRNY® versus only 22% in FY 2020

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FY 2022 FINANCIAL HIGHLIGHTS

FY 2022 demonstrated strong demand for our products, resulting in another historic sales year. For FY 2022, net sales were $590 million, a 112% increase compared to the same period two years ago, excluding Octane. FY 2022 had the second highest annual revenue in the last 15 years, with FY 2021 being the highest. Our omnichannel approach and assortment of strength and cardio products has enabled us to strongly compete in the market. Offering a diverse portfolio of modalities and price points provided us with the foundation to meet our target consumer's need for variety. As we enter year two of our North Star strategy, we are proud of the tremendous progress.

Strategic North Star Pillar Progress

ADOPT A CONSUMER-FIRST MINDEST

The enhanced level of research we have conducted about consumers led us to identify a new target market segment we call enthusiastic cross-trainers and now drives our product and go-to-market decisions. Our commitment to a Consumer-First Mindset guided our transition to a consumer-led digital company, as the preferred home workout habits established during the pandemic helped us acquire nearly 600,000 new customers in two years, compared to a pre-pandemic average of 100,000 per year. We have also increased by almost three times the number of Retail doors where our products are sold, providing numerous choices for consumers.

Scale a Differentiated Digital Offering

The successful launch of a full line of connected cardio machines, treads, bikes, and Max Trainers all with the JRNY® differentiated digital platform allowed us to expand our JRNY® reach to more than 325,000 members. We expanded the capability of our JRNY® digital platform to include usage to those who do not own a connected fitness product. Adaptive, personalized training was made available, along with a substantial increase in content available to our subscribers. We acquired Vay, a market leader in vision systems, and have focused on integrating its motion tracking capabilities into the JRNY® platform. Expansion of our SelectTech® JRNY® experience will offer rep-counting and individualized form strength coaching. This will advance and accelerate our personalized strength workouts, enhancing the JRNY® experience.

Focus Investments on Core Businesses

One step in returning to our Core Business included the selling of our Commercial Business (Octane). We also reduced our SKU count by more than 25%, allowing us to focus on our exceptional brand choices. Our revenue more than doubled at its peak, but through efficiencies and streamlined processes, we managed to keep our increase in headcount to less than 20%. A variable cost structure has allowed us to maintain agility during volatile times, and to navigate the company through extraordinary challenges with disciplined execution.

Evolve Supply Chain to be a Strategic Advantage

As the world grappled with unprecedented supply chain challenges this past year, our improvements in planning and execution across our supply chain allowed us to ship a record number of units in FY 2022. A new Distribution Center was successfully opened in Southern California, putting us closer to larger ports and expediting our supply chain timing. Additionally, we continue to look for opportunities to diversify our supply chain both through supplier selection and geographical footprint. In FY 2023, we will continue to actively manage the supply chain situation, keeping line of site on inbound freight and third-party storage costs. We are also expecting to capture cost savings through consolidation of our Distribution Centers by exiting our Portland DC location.

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Build Organizational Capabilities to Win

Immense progress has been made in building our organizational capabilities this year. We enhanced our talent to drive the North Star transformation, adding seasoned leaders and refreshing our Board of Directors. Based on our new hybrid work model, we were able to bring in a variety of new talent allowing for a greater diversity of thought, experience, and backgrounds to drive our transformation.

We have positioned Nautilus well to capture the numerous opportunities available in the home fitness market. As we enter the second year of our North Star Strategy, our people continue to deliver incredible and tangible results. I am proud of our ability to move the company to the next level, while remaining nimble and agile. We have achieved strong operating results in the face of incredible and dynamic challenges. We will draw on our talent and experience to keep the focus on our long-term success, continuing the North Star momentum, while navigating through the micro and macroeconomic conditions. This approach puts us on a path to success, building a healthier world, one person at a time.

On behalf of all of us at Nautilus, I thank you for your continued support as we embark on this exciting JRNY®.

Onwards and upwards,

Jim Barr

Chief Executive Officer

5

Notice of Annual Meeting of Shareholders to
be held on August 2, 2022 as a Virtual Meeting

To the Shareholders of Nautilus, Inc.:

The annual meeting of shareholders of Nautilus, Inc. (the “Company”) will be held on Tuesday, August 2, 2022, at 8:00 a.m. Pacific Daylight Time. With the health and well-being of our shareholders, employees, directors, auditors, and those corporate partners who normally attend the annual meeting in mind, to expand shareholder access to attend the meeting, and to reduce our costs and environmental impact, this year’s annual meeting will be held virtually and will be conducted via our live webcast. Our embrace of the latest technology provides expanded access, improved communication and cost savings for our shareholders and the Company. We believe that hosting a virtual meeting will enable greater shareholders attendance and participation from any location around the world. You will not be able to attend the annual meeting in person. You will be able to participate in the annual meeting of shareholders online, vote and submit your questions during the meeting by visiting https://meetnow.global/M4JQLZS, for the following purposes:

To elect a Board of Directors, consisting of six (6) members, to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;
To approve the compensation of the named executive officers in a non-binding, advisory vote, as reported in this Proxy Statement;
To approve an amendment to the Nautilus, Inc. Amended and Restated 2015 Long-Term Incentive Plan;
To ratify the Audit Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023; and
To consider and act upon any other matter which may properly come before the annual meeting or any adjournment thereof.

Only shareholders who held their shares at the close of business on June 3, 2022, the record date, are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof.

All shareholders are cordially invited to participate in the annual meeting. Whether or not you plan to participate in the annual meeting, please sign and promptly return the enclosed proxy card, which you may revoke at any time prior to its use. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the annual meeting in accordance with your proxy.

By Order of the Board of Directors,

Alan L. Chan

Secretary

Vancouver, Washington
June 17, 2022

Important Notice Regarding the Availability
of Proxy Materials for the Annual Meeting of
Shareholders to Be Held On August 2, 2022:

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials by sending you a Notice of Annual Meeting, and by notifying you of the availability of our proxy materials on the Internet. The Notice of Annual Meeting, Proxy Statement and FY 2022 Annual Report on Form 10-K are available at no cost at www.nautilusinc.com. In accordance with the SEC rules, the materials on the website are searchable, readable and printable, and the website does not have “cookies” or other tracking devices which identify visitors.

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Notice of Annual Meeting of Shareholders

when August 2, 2022 8:00am PT	where Virtual Meeting https://meetnow.global/M4JQLZS	record date June 3, 2022

Items of Business		Voting recommendation
1	To elect a Board of Directors, consisting of six (6) members, to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;	“FOR” all of the nominees
2	To approve the compensation of the named executive officers in a non-binding, advisory vote, as reported in this Proxy Statement;	“FOR”
3	To approve an amendment to the Nautilus, Inc. Amended and Restated 2015 Long-Term Incentive Plan;	“FOR”
4	To ratify the Audit Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023; and	“FOR”
5	Transact other business that may properly come before the annual meeting.

Your vote is very important

Make your vote count. Please cast your vote as soon as possible, even if you plan to attend the 2022 annual meeting. For information about registering, attending, and voting at the 2022 annual meeting, please see “Participating in the Annual Meeting” on page 8 of the proxy statement

Important Notice

Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on August 2, 2022.

The Notice of Annual Meeting of Shareholders, Proxy Statement, and FY 2022 Annual Report on Form 10-K are available at www.nautilusinc.com/investors.

Vote by Internet Access the website indicated on the Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.	Vote by Phone Call the number on the Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.	Vote by Mail* Sign, date, and return the proxy card or voting instruction form in the postage-paid envelope. *if you requested paper material

By Order of the Board of Directors,

Alan L. Chan

Chief Legal Officer and Corporate Secretary

Vancouver, Washington

June 17, 2022

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Table of Contents

2	Message from the Chief Executive Officer
3	FY 2022 Financial Highlights
5	Notice of Annual Meeting of Shareholders
8	General Information
15	Environmental, Social, Governance (ESG)
15	Environment
16	Social
20	Governance
22	Proposal No. 1: Election of Directors
27	Information Concerning the Board of Directors
33	Director Compensation
38	Executive Officers
43	Compensation Discussion & Analysis
64	Proposal No. 2: Advisory Vote on Executive Compensation
65	Proposal No. 3: Approval of the Amendment and Restatement of the Nautilus, Inc. Amended 2015 Long-Term Incentive Plan
75	Proposal No. 4: Ratification of Appointment of Independent Registered Public Accounting Firm for the Fiscal Year End March 31, 2023
Appendix A	Amended & Restated 2015 Long-Term Incentive Plan
Appendix B	Sample Proxy Card

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Proxy Statement

General Information

Our Board of Directors (the “Board”) is furnishing this Proxy Statement and the accompanying Annual Report to Shareholders, Notice of Annual Meeting and proxy card in connection with its solicitation of proxies for use at our 2022 annual meeting of shareholders (the “Annual Meeting”) or any adjournment thereof. The Annual Meeting will be held on Tuesday, August 2, 2022, beginning at 8:00 a.m., Pacific Daylight Time, online via live webcast at https://meetnow.global/M4JQLZS.

Our Board has designated the person named on the enclosed proxy card, Aina E. Konold, to serve as proxy in connection with the Annual Meeting. These proxy materials and the accompanying Annual Report to Shareholders are being mailed on or about June 17, 2022 to our shareholders of record as of June 3, 2022.

Participating in the Annual Meeting

We will be hosting the Annual Meeting live via Internet webcast. You will not be able to attend the meeting in person. A summary of the information you need to participate in the Annual Meeting online is provided below:

•Any shareholder may listen to the Annual Meeting and participate live via webcast at https://meetnow.global/ M4JQLZS. The webcast will begin at 8:00 a.m. Pacific Daylight Time on Tuesday, August 2, 2022

•Shareholders may vote and submit questions during the Annual Meeting via live webcast.

•To enter the meeting, please have your 15-digit control number which is available on your proxy card. If you do not have your 15-digit control number, you will be able to listen to the meeting only, you will not be able to vote or submit questions during the meeting.

•Instructions on how to connect to and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at https://meetnow.global/M4JQLZS.

How Do I Vote?

If you are a shareholder of record, there are several ways to vote:

•by participating in the Annual Meeting and voting according to the instructions posted at https://meetnow.global/ M4JQLZS;

•by completing and mailing your proxy card (if you requested printed proxy materials); or

•by following the instructions on your proxy card for voting either online or by phone.

Even if you plan to participate in the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting.

If you are a street name shareholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name shareholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet

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voting will depend on the voting process of your broker, bank or other nominee. As discussed below, if you are a street name shareholder, you may not vote your shares live during the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee

Can I attend the Annual Meeting in person?

With the health and well-being of our shareholders, employees, directors, auditors and those corporate partners who normally attend the annual meeting in mind, we will be hosting the Annual Meeting via live webcast on the Internet. You will not be able to attend the Annual Meeting in person. The webcast will start at 8:00 a.m. Pacific Daylight Time, on August 2, 2022. Shareholders may vote and submit questions while connected to the Annual Meeting on the Internet. Any shareholder can listen to and participate in the Annual Meeting live via the Internet at https://meetnow.global/ M4JQLZS.

What do I need in order to be able to participate in the Annual Meeting online?

You will need the 15-digit control number included on your proxy card in order to be able to vote your shares or submit questions during the meeting. Instructions on how to connect and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at https://meetnow.global/M4JQLZS. If you do not have your 15-digit control number, you will be able to listen to the meeting only, you will not be able to vote or submit questions during the meeting.

Revocability of Proxies

If you are a shareholder of record, you may change your vote or revoke any proxy you execute at any time prior to its use at the Annual Meeting by:

•delivering written notice of revocation to our Secretary at the address provided on the first page of this proxy statement; or

•delivering an executed proxy bearing a later date to our Secretary at the address provided on the first page of this proxy statement.

To revoke your proxy and vote during the Annual Meeting, follow the instructions posted at https://meetnow.global/ M4JQLZS.

If you are a street name shareholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

Record Date

Our Board has fixed the close of business on June 3, 2022 as the record date for determining which of our shareholders are entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, 31,467,688 shares of our common stock were outstanding.

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Voting; Quorum

Each share of common stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. Shareholders are not entitled to cumulate their votes. The presence, online at the virtual meeting or by proxy, of the holders of a majority of our outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting.

Votes Required to Approve Each Proposal

If a quorum is present at the Annual Meeting:

(i) the six (6) nominees for the election of directors who receive the greatest number of votes cast by the shares present and voting online at the virtual meeting or by proxy will be elected as directors;

(ii) the proposal regarding the advisory vote on named executive officer compensation will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it;

(iii) the amendment to the Nautilus, Inc. Amended and Restated 2015 Long-Term Incentive Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it; and

(iv) the ratification of the selection of the independent registered public accounting firm will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

Counting of Votes; Abstentions

You may vote “FOR” or “WITHHOLD” authority to vote for the nominees for election as directors. If you vote your shares without providing specific instructions, your shares will be voted FOR the nominees for election to the Board of Directors. If you vote to “WITHHOLD” authority to vote for the nominees for election as directors, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be counted as a vote cast on the proposal and will have no effect in determining whether a nominee is elected.

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting when voting on the proposals regarding the advisory vote on named executive officer compensation, the amendment to the Nautilus, Inc. Amended and Restated 2015 Long-Term Incentive Plan, and the ratification of the selection of the independent registered public accounting firm. If you choose “ABSTAIN” from voting on a proposal, your shares represented will be counted as present for the purpose of determining a quorum but will not be counted as votes cast on the proposal and will have no effect in determining whether the proposal is approved.

Broker non-votes, as explained below, will not be counted as votes cast on any proposal and will have no effect in determining whether any proposal at the Annual Meeting is approved.

Broker Discretionary Voting

If your shares are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice of Annual Meeting was forwarded to you by your broker or nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to participate in the Annual Meeting. However, since a beneficial owner is not the shareholder

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of record, you may not vote your shares of our common stock at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to shareholders who hold their shares through a broker, bank or other nominee as “street name shareholders.”

If you hold your shares in street name, your broker, bank or other similar institution may be able to vote your shares without your instructions depending on whether the matter being voted on is “discretionary” or “non-discretionary.” In the case of a discretionary matter (for example, the ratification of the independent registered public accounting firm), your broker is permitted to vote your shares of common stock if you have not given voting instructions. In the case of a non-discretionary matter (for example, the election of directors, the amendment to the Long-Term Incentive Plan, and the advisory vote to approve named executive officer compensation), your broker cannot vote your shares if you have not given voting instructions.

A “broker non-vote” occurs when your broker submits a proxy for the Annual Meeting with respect to discretionary matters, but does not vote on non-discretionary matters because you did not provide voting instructions on these matters. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted as votes cast for a proposal and will have no effect on the outcome of any proposals at the Annual Meeting. Therefore, it is important that you provide specific voting instructions to your broker, bank or similar institution.

Proxy Procedure

When a proxy card is properly dated, executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the instructions specified in the proxy. If no specific instructions are given, the shares will be voted FOR the election of the director nominees described below, FOR the proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers as set forth in the proxy statement, FOR the amendment to the Nautilus, Inc. Amended and Restated 2015 Long-Term Incentive Plan, and FOR the ratification, on a non-binding, advisory basis, of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022. If other matters come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment with respect to such matters. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Cost of Proxy Solicitation

We will bear all costs associated with the solicitation of proxies in connection with the Annual Meeting. We do not plan to hire a proxy solicitor, but to the extent we choose to use proxy solicitor services, we will pay the related fees and expenses.

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Procedures for Shareholder Proposals and Nominations

Shareholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the FY 2023 annual meeting of shareholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. Rule 14a-8 addresses when we must include a shareholder proposal in our proxy materials, including eligibility and procedural requirements that apply to the proponent. In general, to be eligible for inclusion in our proxy materials, shareholder proposals must be received by our Secretary no later than February 17, 2023.

In addition to the requirements of Rule 14a-8, all shareholders proposals, including any director nomination, must comply with the notice requirements contained in our Amended and Restated Bylaws (“Bylaws”), which requires, among other things, detailed information concerning the shareholder making the proposal (and the beneficial owner on whose behalf the proposal is made, if any), the name and address of the shareholder, specific information concerning such shareholder’s interests in our securities and a commitment by any proposed director nominee to serve the full term if nominated and elected. In addition, the notice must include the recommended director nominee’s name, biographical data, qualifications, and details regarding any material monetary agreements between the shareholder and the proposed nominee. In order for a nomination of persons for election to our Board or a proposal of business to be properly brought before the FY 2023 annual meeting of shareholders, it must be either specified in the notice of the meeting given by our Secretary or otherwise brought before the meeting by or at the direction of our Board or by a shareholder entitled to vote and who complies with the notice procedures set forth in our Bylaws. A shareholder making a nomination for election to our Board or a proposal of business for the FY 2023 annual meeting of shareholders must deliver proper notice to our Secretary not less than 120 days nor more than 180 days before the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting. In other words, for a shareholder nomination for election to our Board or a proposal of business to be considered at the FY 2023 annual meeting of shareholders, it should be properly submitted to our Secretary no earlier than December 19, 2022, and no later than February 17, 2023. If the date of our 2022 Annual Meeting of Shareholders changes by more than 30 days before or after August 2, 2022, then shareholder nominations and proposals must be received not later than the close of business on the later of (a) the 90th day prior to such annual meeting or (b) the 15th day following the day on which public announcement of the date of such meeting is first made.

In addition to satisfying the requirements under our Bylaws with respect to advance notice of any director nomination, any shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 must provide the required notice of intent to solicit proxies to the Corporate Secretary no later than 60 calendar days prior to the first anniversary of the date of the 2022 Annual Meeting (no later than June 3, 2023 for the FY 2023 annual meeting of shareholders).

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a shareholder at the FY 2023 annual meeting of shareholders that the shareholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before May 3, 2023, and the shareholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after May 3, 2023, and the matter nonetheless is permitted to be presented at the FY 2023 annual meeting of shareholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

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Where can I find the results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K after they become available.

Where You Can Find More Information

We file our annual reports, quarterly reports, current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The SEC maintains a website at www.sec.gov where you can obtain copies of most of our SEC filings. We also make available, free of charge, on our website at www.nautilusinc.com/investors, our proxy statements filed with the SEC as soon as reasonably practicable after they are filed electronically with the SEC.

We filed our Annual Report on Form 10-K for FY 2022 (“FY 2022 Annual Report”) with the SEC on June 3, 2022. Our FY 2022 Annual Report is being made available to our shareholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material. It is also available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a shareholder, we will mail, without charge, a copy of the FY 2022 Annual Report, including the financial statements and financial statement schedules, but excluding exhibits to the FY 2022 Annual Report. Exhibits to the FY 2022 Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests may be made by writing to our Secretary at the address included on the first page of this proxy statement.

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Our Vision

To build a healthier world, one
person at a time.

Our Mission

We empower healthier
living through individualized
connected fitness experiences.

15

Environmental, Social, Governance (ESG)

In our efforts to build a healthier world, one person at a time, we strive to make a positive impact on the global fitness industry, our community, and our planet with a commitment to provide transparent, socially conscious, and sustainable business practices. The importance of ESG is reflected throughout our organization from formally delegating oversight and accountability for ESG to the Nomination and Governance Committee of our Board of Directors to the creation of employee ESG working groups. The following sections highlight recent achievements and developing plans.

ENVIRONMENT

At Nautilus, we understand that environmental sustainability is a critical component of our business strategy. While we comply in all material respects with applicable federal, state, and local environmental regulations and laws at our U.S. locations, we have and will continue to evaluate our environmental impact and initiate improvements internally and with our third-party partners. By aligning sustainability initiatives throughout our operations, supply chain, and product lifecycle, we continue to develop ourselves and our programs to improve resource efficiency and reduce waste.

We will continue to build our environmental initiatives, ensuring that we have the information, systems, people, and processes in place to execute on our aspirations and engage with key functions across the organization to develop targets and roadmaps for priority focus areas. We will accelerate tangible progress and further embed sustainability across our full value chain. Some of the actions we have taken to date include:

Lowering our carbon footprint

•We added controlled and LED lighting to our headquarters and distribution centers

•We provide electric car charging stations for employee use

•Additionally, we have begun initiatives to introduce the use of solar power and transition to electric powered industrial equipment in some of our distribution centers

Reducing landfill waste

•We introduced processes to maximize recycling potential, including separating out metals during obsolete material scrapping, recycling all cardboard/paper/fill, and salvaging damaged pallets

•We introduced green packaging initiatives including the elimination of the use of expanded polystyrene foam (EPS) and piloting the use of biodegradable materials

Safety and compliance with chemical
regulations

•Rigorous testing and compliance with regulations including RoHS, Prop65, Toxics in Packaging Clearinghouse (TPCH), product lead paint testing

•Associated recordkeeping including Material Safety Data Sheets (MSDS)

ESG Standards & Audits

•A major supplier constituting 42% of our total production achieved ISO 9001:2015 and ISO 14001:2015 certification contributing to the United Nation’s Sustainability goals (UN SDGs)

•Conducted internal ESG training, created audit procedures, and conducted ESG audits for all suppliers

•Ensured supplier compliance with RoHS for all products

•Ensured supplier compliance with California Air Resources Board (CARB) & Toxic Substances Control Act (TSCA)

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SOCIAL

At Nautilus, we are committed to a positive company culture that attracts and retains talent, engages with employees, and promotes wellness, while ensuring diversity, equity, and inclusion for all employees. Every member of Team Nautilus brings a unique background and skills to our company. We celebrate our differences but are united by our mission. We are a dynamic team driving the future of consumer fitness experiences through our well-known brands and a passionate company culture. Our culture is shaped by our Values and our Integrity:

Values

Consumer-obsessed

We exist to serve the consumer’s needs and wants, using data and our deep consumer knowledge to drive our decision making

Focused

We are committed to focus on fewer, bigger, bolder bets and seek simplicity in all we do

Ambitious Innovators:

We think big, seek to be the disruptors, and innovate on differentiating experiences that make an important difference in our consumers’ lives

Problem Solvers

We are diligent and accountable to ourselves and our teams by taking responsibility, providing transparency, and adhering to the highest ethical standards

Care Deeply

We care deeply about our employees, partners, shareholders, and communities where we do business and go above and beyond to be inclusive and create a positive environment where everyone’s contributions are valued

Win Together

We put our teams above ourselves, pushing and supporting each other, and having fun as we work together as a team to accomplish our goals

Integrity

Our employees demonstrate integrity every day in their display of strong ethical and moral principles. These principles are also codified and guided by our compliance practices such as:

Code of Business Conduct
& Ethics

Our Code of Conduct that articulates our:

•Anti-discrimination policy

•Anti-bribery policy

•Conflict of interest policy

Ethics Hotline

•No complaints reported in FY 2022

Insider Trading Policy

•Restricted Persons policy including Blackout Period and Pre-Clearance procedure

•No short term or speculative trading permitted including hedging

Human Rights

•Our Suppliers are audited against forced and compulsory labor

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Our People

Our People are the foundation of Nautilus, each representing our Values wherever we work. We foster an environment where we value diversity and unique contributions from each of our team members. We create a trusting, open, and inclusive environment by treating each person in a manner that reflects our core values. We are committed to creating an inclusive environment for our employees, customers, partners, and the communities in which we live, work, and play. Our goal is to positively impact our employees and our communities.

We believe in and invest in the well-being of our employees through a total rewards strategy that includes a competitive salary, incentives, health, welfare, and retirement benefits designed to encourage physical, financial, and emotional/social well-being.

Domestically and internationally, our employees, suppliers and partners are expected to act in a manner consistent with our Values, our Code of Business Conduct & Ethics, and U.S. and international law.

Awards:

•Recognized as one of The Oregonian/OregonLive’s’ TOP WORK PLACES since 2013

•Oregon/SW Washington’s Healthiest Employer since 2010

•CES Innovation Award 2021 Honoree

Talent

As one pillar of our North Star strategy is to Build Organizational Capabilities, we have a comprehensive and holistic approach to ensuring that we have the best people with exceptional and diverse skills and perspectives who are engaged and can grow to execute our strategy in a continuously changing environment.

Hire, Develop, Engage, Retain

Our talent philosophy includes hiring from a diverse pool of candidates, developing our internal talent with formal and informal training opportunities, engaging our people with our company culture, and retaining our talent with competitive rewards and promoting our well-qualified and diverse pipeline of leaders.

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Hire

We have expanded our candidate pool and instituted processes to combat unconscious bias:

•Outreach to diverse candidate populations

•Training interviewers on unbiased interviewing

•Standardized scorecards for all candidates

Develop

We design programs that provide career and leadership development opportunities for employees at all levels. Talent development is key to leadership readiness, employee engagement and retention.

•Skills development workshops in monthly manager meetings

•Nautilus Beginnings – new, immersive full day onboarding experience

•Nautilus University – includes live professional development workshops, online self-paced learning library, and the creation of individual learning plans

Engage

Our inclusive environment engages our employees and our community through opportunities from our employee-led Culture Club. This includes participation in and extending support for organizations like:

•Toys for Tots

•Clark County Food Drive

•American Lung Association Reach the Beach Biking Fundraiser

•Providence Cancer Institute Portland to Coast Walking Fundraiser

Retain

In addition to our competitive rewards program, we have instituted several initiatives for open communication between leaders and employees to ensure that management is able to respond continuously and strategically to employee needs and concerns. We believe that open and continuous dialogue fosters a dynamic culture of ownership and accountability at all levels.

Diversity, Equity, and Inclusion:

We are committed to a diverse, equitable and inclusive workplace to better serve our customers and communities. This includes increased and improved outreach, recruitment, hiring and retention of diverse groups at all levels of the workforce. We strive to ensure employees are included and fairly treated within all levels of the organization and that all feel welcomed, valued, and respected. This diversity of perspectives, experiences and backgrounds makes us stronger and provides a competitive advantage.

IDEA Committee (Inclusion, Diversity, Equity, & Accessibility)

The IDEA committee is an employee committee sponsored by several members of our Executive Management Team. It helps guide the Company in building and implementing plans that further our efforts to grow a diverse, equitable, and inclusive workforce and offers employees opportunities to connect and dialogue with colleagues on important topics.

Employee Resource Groups

The IDEA Committee currently sponsors the Women in Leadership and Allies (WILA) group.

Executive Management team

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Wellness & Safety

As a health and wellness company, we recognize the key role that physical and mental wellness play in our employees, our customers, and our world. We provide meaningful benefits that support all employees so that we can support our communities.

Wellness Committee

Holistic well-being programs and activities:

•Lunch & Learns/Activities focused on health and wellness

•Stress relief training

•Financial wellness training

COVID-19 Response

At the onset of the COVID-19 pandemic, Nautilus pivoted into a fully remote work force and environment. As the pandemic continued, numerous efforts and careful decisions were made by the Executive Management Team, considering employee input, to maintain the highest level of health and safety of employees and their families. Remote work continued until safety precautions were lifted, and employees could safely return to an office environment. The flexibility and ability to adjust to change continues as we settle into a hybrid schedule, allowing collaboration and interaction while showing continued commitment and flexibility. Managers are provided training to develop skills for success in this hybrid transition.

Safety

We have a ‘safety first’ mindset and believe the safety of our employees and customers is paramount.

•Our three Distribution Centers logged 4,001 days (over 10 years) without incident through the end of FY 2022.

•Nautilus conducts product safety testing to meet and in many cases exceed industry standards for indoor fitness equipment.

Rewards

In addition to competitive compensation and benefits packages, we offer additional employee benefits to promote health & wellness as well as contributions to our community.

•State-of-the-art fitness center for employees, spouses, and partners as well as discount programs on fitness equipment.

•Volunteer Time Off: 8 paid hours per year to volunteer with an organization or cause.

•To promote mental wellness, the Executive Management Team recognized the many contributions of employees this year and closed offices for a week during the holidays.

Community:

At Nautilus, we value partnerships with businesses, academic institutions, and non-profit organizations to serve our community. Our charitable contributions focus on supporting these partnerships and serving the communities in which we live and work. We are engaged citizens in the local community and our commitment to diversity, equity and inclusion extends to the way we support these communities.

Donations:

•In the last three years, we have given over $100K, including exercise equipment, to community organizations that promote youth activity and education, advance health, and fitness research, and address key social determinants of health, like food insecurity.

•In partnership with Medical Team International and the Ukrainian American Cultural Association (UACA), we supported the shipment of over 23 tons of medical supplies to meet critical needs of Ukranian refugees.

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GOVERNANCE

Our Board is responsible for providing oversight of the Company’s business and affairs, including the Company’s strategic direction and the management of the financial and operational execution that will best facilitate the success of the business and support the long-term interests of our shareholders. To effectively support its responsibilities, the Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these Board committees is currently comprised solely of independent directors. These Board committees carry out the responsibilities set out in the specific committee charters approved by the Board that are consistent with applicable requirements of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”). The Board and each committee may from time-to-time form other committees or sub-committees for specified purposes. The Board and each committee may also, at its discretion, retain outside advisors at the Company’s expense in carrying out its responsibilities.

Our Board is committed to good corporate governance practices and seeks to represent shareholder interests through the exercise of sound judgment. To this end, the Board has adopted Corporate Governance Policies (“Governance Policies”) that provide the framework for the governance of the Board and Company and a Code of Business Conduct and Ethics (“Code of Conduct”) that represents our commitment to the highest standards of ethics and integrity in the conduct of our business. The Board committee charters, the Governance Policies and the Code of Conduct, as well as any amendments we may make to these documents from time to time, may be found on the Investor Relations section of our website under “Corporate Governance” at https://www.nautilusinc.com/investors/corporate-governance/, and together with our charter and bylaws, serve as our governance and compliance framework. Please note that information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.

Commitment to Board Diversity

As reflected in our Governance Policies, we are committed to building a Board that consists of the optimal mix of members that represent a diversity of skills, experiences, expertise, and backgrounds capable of effectively overseeing the Company’s business strategy and risk management. Our Board consists of highly engaged, independent, and diverse directors who are actively involved in strategic, risk, and management oversight. Consistent with that effort, in 2021, we welcomed Shailesh Prakash, who brings ethnic diversity to the Board, and Kelley Hall, who enhances the Board’s gender diversity. In addition, in 2022, we welcomed Ruby Sharma who brings ethnic and gender diversity to the Board.

Board Refreshment

The Board believes the fresh perspectives brought by newer directors are critical to a forward-looking and strategic Board when appropriately balanced with the deep understanding of our business provided by longer-serving directors. Accordingly, we have maintained a deliberate mix of new and tenured directors on the Board and the Nominating and Corporate Governance Committee is focused on ensuring the optimal mix of tenures, backgrounds, skills, and perspectives. Since 2020, Nautilus has added four new directors with diverse backgrounds and experiences to enhance the oversight of our strategic goals and initiatives and contribute to the development and expansion of the Board’s knowledge and capabilities.

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General/Executive Management: Experience planning, leading and managing a business.

Consumer Marketing: Experience with consumer product and services marketing across all mediums.

Strategy: Experience formulating and facilitating strategic initiatives including business partnerships and M&A.

Innovation/Product Development: Experience bringing consumer products and services from concept to market.

Finance & Accounting: NYSE Section 303.07 financially literate or SEC Reg S-K Item 407 financial expert.

Digital/Subscriptions: Experience with a software subscription business.

ESG: Experience with Sustainability, DEI
and Governance.

Supply Chain/Logistics: Experience with Demand Planning, Procurement, Supply Chain Operations, Manufacturing, and Logistics.

OmniChannel: Experience with selling consumer products in a variety of distribution channels including e-Commerce, Direct and Retail channels.

Talent Management: Experience with attracting, developing, and retaining talent.

Proposed Board of Directors

Diversity

Key Skills

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Proposal No. 1: Election Of Directors

According to our Bylaws, our Board shall be comprised of not less than five (5) nor more than fifteen (15) directors, provided, however that the number may be otherwise set by resolution of our Board. The Board has fixed the authorized number of our directors at six (6).

At this Annual Meeting, our shareholders will elect a board consisting of six (6) directors to serve until our FY 2023 annual meeting of shareholders or until their respective successors are elected and qualified. Our Board has nominated the individuals listed below to serve on our Board. All of the nominees are currently members of our Board. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, our Board may provide for a lesser number of directors or designate a substitute. If our Board designates a substitute, the proxy holders will have the discretionary authority to vote for the substitute. Proxies may not be voted for more than six (6) nominees.

OUR BOARD UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” EACH OF THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTOR:

Name	Age	Director Since	Independent	Other Public Boards
James “Jim” Barr, IV	59	2019	No	-
Anne G. Saunders	60	2012	Yes	2
Patricia “Patty” M. Ross	57	2020	Yes	-
Kelley Hall	50	2021	Yes	-
Shailesh Prakash	53	2021	Yes	-
Ruby Sharma	55	2022	Yes	1

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James “Jim” Barr, IV, 59

Jim joined Nautilus, Inc. as Chief Executive Officer and Board Member in July 2019. He brings with him key capabilities of driving growth through people leadership, consumer-driven marketing, innovation and technology, as well as multiple successes transforming and growing large scale digital and multichannel businesses in diverse industries. Before joining Nautilus, Inc., from 2014 to 2018, Mr. Barr was Group President of Ritchie Bros., a global leader in the sales of used industrial equipment. Prior to that Mr. Barr held the position of EVP and Chief Digital Officer of OfficeMax where he led the transformation of its online and omnichannel experiences. In 2008, Mr. Barr was named the first President of Sears Holdings’ newly-formed Online Business Unit, where he developed and drove an omnichannel and online strategy that rapidly expanded the product assortment and growth. Mr. Barr’s foundational digital experiences came as an executive for 12 years in Microsoft’s online businesses as GM, Commerce Services, where he led Microsoft’s B2C ecommerce businesses, such as online shopping, classified advertising and auctions, as well as underlying technology platforms, and, before that was GM, MSN Business Development. Mr. Barr holds a B.S. from Miami University, and an M.B.A. in Finance from the University of Chicago Booth School of Business.

Our Board has determined that Mr. Barr’s experience as an executive across a diverse array of industries and his experience with e-commerce and subscription businesses, among other things, makes him highly qualified to serve on the Board.

Anne G. Saunders, 60

Anne joined our Board in April 2012. Ms. Saunders is the Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee and the Compensation Committee. Since November 2017, Ms. Saunders has been a non-executive director of the Swiss Water Process Decaffeinated Coffee Company (TSX: SWP), a global leader in natural process green coffee decaffeination, where she chairs the Corporate Governance and Compensation Committee. Since March 2019, Ms. Saunders has also served as a non-executive director for The WD-40 Company (NASDAQ: WDFC) a global consumer products company with an icon brand. She chairs the Compensation Committee, and also serves on the Nominating/Governance Committee. From April 2016 to January 2017, Ms. Saunders was U.S. President of NakedWines.com, where she delivered record growth for a disruptive e-commerce business selling boutique wines directly to consumers. From September 2014 to April 2016, Ms. Saunders was U.S. President of FTD, Inc. (NYSE: FTD), where she ran the P&L for the $1B US e-commerce floral and gifting businesses. From August 2012 to January 2014, Ms. Saunders was President of Redbox, a $2B company that revolutionized home entertainment. From March 2009 until January 2012, Ms. Saunders was Executive Vice President and Chief Marketing Officer for Knowledge Universe, a privately-held, multi-brand, for-profit education company with 1,800 schools globally. From February 2008 until March 2009, Ms. Saunders was Senior Vice President, Consumer Bank Executive and, from May 2007 until February 2008, she was Senior Vice President, Brand Executive, for Bank of America Corporation (NYSE: BAC). Between 2001 and 2007, Ms. Saunders held a variety of positions with Starbucks Coffee Co. (NASDAQ: SBUX), including Senior Vice President, Global Brand, during that company’s period of

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most rapid domestic and international growth. Ms. Saunders has also held executive and senior management positions with eSociety, a Saas e-commerce platform, AT&T Wireless and Young & Rubicam. Additionally, Ms. Saunders served, from 2006 until 2007, as a director for Blue Nile, Inc. (NASDAQ: NILE). She received a B.A. from Northwestern University and an M.B.A. from Fordham University.

Our Board has determined that Ms. Saunders’s more than a decade of public board experience and success as a CEO and President of e-commerce and subscription businesses, across an array of diverse industries: retail, manufacturing, telecom, fintech, software development, entertainment/content, among other things, makes her highly qualified to serve on the Board.

Patricia “Patty” M. Ross, 57

Patty currently serves as Founder and Principal of PMR Consulting, LLC, a management consulting company. Ms. Ross joined our Board in March 2020 and currently serves as a member of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. She is an accomplished Senior Executive who leverages her experience, leadership acuity, and definitive record, positioning her as a go-to global strategist in the consumer product industry. Ms. Ross most recently served Apple (NASDAQ: AAPL) as an Executive Advisor for the People organization, where she delivered talent management, retention, inclusion, and diversity strategies across all US and global divisions from November 2019 to February 2020. From 1992 to March 2017, Ms. Ross spent her career with Nike (NYSE: NKE), where she dedicated over 34 years in strategy, process re-engineering, operations, and general management roles. Including GM, Asia Pacific Equipment; Senior Director, Global Footwear; VP, Global Product Process Innovation, and finally a VP in Global Operations, Innovation & Technology. She was routinely trusted and relied upon to start up new divisions, functional units, and incubators, charged with implementing change, innovation, and growth. Her direct efforts led to millions of revenue dollars for Nike annually. In addition to her professional contributions at Nike, Ms. Ross gained a reputation for both innovative excellence and reliable execution by spearheading value initiatives such as the first e-commerce B2B website for retailers, Nike’s Product Creation Center of Excellence, Nike’s Workplace of the Future, and the Women of Nike Diversity Network.

Ms. Ross holds a Bachelor of Applied Science degree in Marketing and Finance from Portland State University, a coaching certification in Executive Leadership Development from The Hudson Institute of Coaching, and an Advanced Management certificate in Business Administration and General Management from Harvard Business School. As a global executive, Ms. Ross brings knowledge of public board governance through current board experience, prior interactions with boards and committees as an executive, and the formal training and graduate of the Executive Board Education Certification from Harvard Business School and NACD Directorship Certified™ from the National Association of Corporate Directors. In addition to growing and reshaping organizations as a strategic advisor and operations leader, Ms. Ross is active in various professional boards and speaking engagements. As a current board member, Patty serves on the Compensation and Chair of the ESOP Committee of MMC Corp, and Chair of the Nominating and Governance Committee and member of the Audit and Compensation Committees of Movella. She is also an active member of the National

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Association of Corporate Boards (NACD), Athena Alliance, WomenExecs on Boards, and Women Corporate Directors (WCD), and the International Coaching Federation (ICD), where she is committed to the professional development of executives of all ages.

Our Board has determined that Ms. Ross’s considerable experience in consumer products, corporate governance, talent development, and operations expertise, among other things, makes her highly qualified to serve on the Board.

Kelley Hall, 50

Kelley joined our Board in October 2021 and currently serves as a member of the Audit Committee. She is the Executive Vice President and Chief Financial Officer at Recreational Equipment, Inc. (REI), the nation’s largest consumer co-operative bringing top-quality outdoor gear, apparel, expert advice and experiences to its members and customers. Kelley leads all aspects of REI’s finance, accounting and strategy; as well as sustainability, supply chain, merchandise planning, strategic sourcing and asset protection. Prior to REI, she served as Senior Vice President, Chief Accounting Officer and Treasurer for Nordstrom, Inc., where she supported strategic efforts to evolve Nordstrom’s accounting, procurement, tax, and treasury work across the organization. Kelley also spent nine years at NIKE, Inc. and held various senior finance leadership positions, including Vice President and Chief Financial Officer for NIKE, Inc.’s Enterprise Operations. Prior to NIKE, Kelley spent 14 years with Starbucks Corporation in a variety of finance leadership roles, including several roles as Vice President supporting U.S. retail and corporate finance. Since 2018, Kelley has also served on the Board of Trustees for the Seattle Foundation, a community foundation focused on strengthening the health and vitality of the greater Seattle community by connecting generous people with well-informed philanthropic strategies. She received a Bachelor of Arts and a Master of Business Administration from the University of Washington.

Our Board has determined that Ms. Hall’s extensive experience as a strategic advisor to consumer and retail businesses as well as her finance and accounting expertise, among other things, makes her highly qualified to serve on the Board.

Shailesh Prakash, 53

Shailesh joined our Board in October 2021 and currently serves as a member of the Compensation Committee. He is the Chief Information Officer and Vice President of Digital Product Development at The Washington Post. He is responsible for all aspects of product development and technology, including web, mobile, video, print and advertising. Under his leadership, and in close partnership with the newsroom, The Post has seen tremendous digital growth. Prakash has also spearheaded the development of Arc XP, The Post’s fast-growing global software-as-a-service business. This state-of-the-art digital platform and suite of tools is engineered to meet the needs of publishers, broadcasters and brands and currently powers more than 1500 sites in the U.S. and around the world. In 2018, Prakash was named to AdWeek 50, an annual list that highlights the most indispensable executives in the media and advertising industries. Fast Company named The Washington Post one of the “10 Most Innovative Companies in Media of 2017.” AdWeek named The Post the “Hottest Digital Publication” of 2016. In 2015, The Post topped Fast Company’s annual list as “The World’s Most Innovative

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Media Company” and Digiday recognized The Post as “Most Innovative Publisher.” Prakash has an extensive track record in senior positions spanning multiple industries. He began his career as a software engineer in Silicon Valley moving to positions of increasing responsibility at Sun Microsystems and Netscape and Microsoft where he was a key member of the Bing search engine. An engineer at heart and by training, Shailesh holds a Bachelor of Science in Computer Science from IIT, Mumbai, a Master of Science in Computer Science from Clemson University, and a Master of Business Administration from Georgia State University.

Our Board has determined that Mr. Prakash’s extensive experience with technology development, digital platforms, software-as-a-service and subscription businesses, among other things, makes him highly qualified to serve on the Board.

Ruby Sharma, 55

Ruby joined our Board in May 2022 and currently serves as a member of the Audit Committee. She has served since September 2018 as Managing Partner of RNB Strategic Advisors, a strategic advisory firm, and has also served since December 2021 as a member of the board of directors of ShotSpotter, Inc. (NASDAQ: SSTI), a leader in precision policing technology solutions that enable law enforcement to more effectively respond to, investigate, and deter crime. Since October 2021, Ms. Sharma has served as an advisory council member for reacHIRE, a technology company helping women successfully re-enter the workforce after a career break. She previously served as the Chair of the Audit Committee at Penn Medicine Princeton Health a leading provider of healthcare services, from 2010 to October 2020. Ms. Sharma served as a Partner at Ernst & Young, LLP, a multinational professional services network, from 2002 to 2017, where she led the Center for Board Matters, Risk Advisory from 2010 to December 2017 and served in Fraud Investigations and Dispute Services from 2002 to 2010. Ms. Sharma served as Senior Manager of Forensic and Litigation Services at Arthur Andersen LLP, a holding company that provided auditing, tax and consulting services to large corporations, from 1999 to 2002. Prior to that, Ms. Sharma served as Senior Manager and Assistant to the Managing Partner at Grant Thornton GMBH, a professional services network of independent accounting and consulting member firms, from 1996 to 1998. Ms. Sharma served as Manager at Haines Watts, a UK firm of chartered accountants and business advisors, from 1989 to 1996. Ms. Sharma is a Fellow Chartered Accountant of the Institute of Chartered Accountants in England and Wales and holds a B. A. in Economics from Delhi University, India. Ms. Sharma also attended the Executive Education program for EY Partners at Northwestern University, Kellogg School of Management.

Our Board has determined that Ms. Sharma’s considerable experience as a strategic advisor to public company boards and management teams and comprehensive background in M&A, Governance, Audit & Accounting, among other things, makes her highly qualified to serve on the Board.

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No family relationship exists among any of the directors or executive officers. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director was selected as a director or executive officer of Nautilus.

NAUTILUS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE-LISTED NOMINEES TO THE BOARD OF DIRECTORS.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Our Board oversees our overall performance on behalf of our shareholders. Members of our Board stay informed of our business through discussions with our Chief Executive Officer (“CEO”) and other members of our executive team, by reviewing materials provided to them, and by participating in regularly scheduled Board and committee meetings.

Our Board met ten times in FY 2022. Except for Kelley Hall, all of our directors attended at least 75% of the meetings of our Board. Due to the fact that Ms. Hall joined the Board for only part of the year and three special meetings were called in November and December, two of which Ms. Hall was not able to attend, Ms. Hall attended 60% of the Board meetings she was eligible to attend. All of our directors attended at least 75% of the meetings held by the committee(s) on which they served. Currently, we do not have a policy requiring our Board members’ attendance at the annual shareholders meeting. All of our directors attended our 2021 annual shareholders meeting.

In order to promote open discussion among independent directors, our Board has a policy of conducting executive sessions of independent directors during each regularly scheduled board meeting and at such other times if requested by an independent director. These executive sessions are generally led by our Chair.

Transactions with Related Persons

Our Board recognizes that “transactions” with a “related person” (as such terms are defined in Item 404 of Regulation S-K) present a heightened risk of conflict of interest and/or improper valuation (or the perception thereof) and, therefore, has adopted a policy which shall be followed in connection with all related person transactions. Specifically, this policy addresses our procedures for the review, approval, and ratification of all related person transactions.

Our Board has determined that the Audit Committee is best suited to review and approve related person transactions. Accordingly, any related person transactions recommended by management shall be presented to the Audit Committee for approval at a regularly scheduled meeting of the Audit Committee. Any related person transaction shall be consummated or shall continue only if the Audit Committee approves the transaction, the disinterested members of our Board approve the transaction, or the transaction involves compensation approved by the Compensation Committee.

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Committees of the Board

Our Board currently has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee is governed by a written charter that may be amended by our Board at any time. The full text of each committee charter, our Code of Business Conduct and Ethics, and our Corporate Governance Policies are available in the Investor section of our website at www.nautilusinc.com. In addition, we will promptly deliver free of charge, upon request, a copy of the committee charters, Code of Business Conduct and Ethics and our Corporate Governance Policies to any shareholder requesting a copy. Requests should be sent to the Nautilus, Inc. Secretary at the address provided on the first page of this Proxy Statement.

Name[1]	Audit Committee[2]	Compensation Committee[2]	Nominating & Corporate Governance Committee[2]
M. Carl Johnson, III
Anne G. Saunders
Patricia “Patty” M. Ross
Richard A. Horn	[3]
Marvin G. Siegert	[3]
Kelley Hall	[3]
Shailesh Prakash

1All Committee members qualify as an “independent director” under our Corporate Governance Policies, Section 303A.02 of the Listed Company Manual of the New York Stock Exchange (“NYSE”), and applicable rules of the SEC, and each such person is free of any relationship that would interfere with the individual exercise of independent judgment.

2Our Board has further determined that each member of the Board’s three committees meets the independence requirements applicable to those committees prescribed by the Listed Company Manual and the SEC, including Rules 10A-3(b)(1) and 10C-1 under the Exchange Act related to independence of audit committee and compensation committee members, respectively.

3Qualifies as a “financial expert”.

Indicates Committee Chair

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Audit

Membership	Key Committee Responsibilities
Marvin G. Siegert, Chair* Anne G. Saunders Patricia “Patty” M. Ross Richard A. Horn* Kelley Hall* * Qualifies as an audit committee financial expert Meetings in FY 2022: 4	Select, and evaluate the performance of, the Company’s independent registered public accounting firm (including its qualifications, performance and independence);

Review and discuss with management and our independent registered public accounting firm the content of our financial statements prior to filing our quarterly reports on Form 10-Q, and the annual audited financial statements prior to the filing of our annual report on Form 10-K, including disclosures made in management’s discussion and analysis of financial condition and results of operations, and recommend to our Board whether the audited financial statements should be included in our annual report on Form 10-K;

Oversee the Company’s systems of internal accounting and financial controls and review the activities and qualifications of the Company’s internal audit function;
Review and discuss risk management and controls, including policies and guidelines with respect to risk assessment and risk management;
Review and approve related party transactions for potential conflicts of interest; and
Oversee the processes for handling complaints relating to accounting, internal accounting controls and auditing matters.

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Compensation

Membership	Key Committee Responsibilities
Richard A. Horn, Chair M. Carl Johnson III Anne G. Saunders Patricia “Patty” M. Ross Marvin G. Siegert Shailesh Prakash Meetings in FY 2022: 8

Approve the compensation of each of the Company’s executive officers who are, as determined from time to time by our Board, subject to the provisions of Section 16 of the Exchange Act (the “Senior Executives” or “Section 16 Officers”), and approve (as appropriate) employment agreements and severance plans;

Review the CEO’s individual goals and objectives and set the CEO’s compensation after evaluating his performance;
Review, approve and make recommendations to the Board regarding equity-based plans and incentive compensation plans in which the CEO and the other Senior Executives may participate;
Approve grants of stock options, restricted stock awards and/or other awards under our Amended and Restated 2015 Long-Term Incentive Plan (the “2015 LTIP”);
Recommend to the Board compensation of the non-employee Board members;
Develop and periodically review with the Board succession plans with respect to the CEO and other senior executives;
Administer the Company’s clawback policy.

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Nominating & Corporate Governance

Membership	Key Committee Responsibilities
Anne G. Saunders, Chair M. Carl Johnson III Patricia “Patty” M. Ross Richard A. Horn Marvin G. Siegert Meetings in FY 2022: 4

Evaluate the performance, size and composition of the Board to determine the qualifications and areas of expertise, including a diversity of experience and backgrounds, needed to further enhance the composition of the Board and working with management in attracting candidates with those qualifications;

 Identify individuals qualified to become directors and review the qualifications of prospective nominees, including nominees recommended by shareholders, and recommend to the Board candidates for election at the Company’s Annual Meeting of Shareholders and to fill Board vacancies;

Recommend to the Board committee chairs and members, as well as changes in number or function of committees;
Establish procedures, subject to the Board’s approval, for the annual performance self-evaluation of the Board and its committees;
Periodically review the Company’s corporate governance practices and leadership structure;
Develop and oversee the Company’s orientation program for new directors and an education program for all directors; and
Monitor progress of the Company’s ESG initiatives and performance.

The Audit Committee

During FY 2022, the Audit Committee consisted of five independent directors: Marvin G. Siegert (Chair), Richard A. Horn, Patricia M. Ross, Anne G. Saunders, and Kelley Hall. Ms. Hall was appointed to the Audit Committee in October 2021. Each member of the Audit Committee meets the independence, financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE relating to audit committees. In addition, our Board has determined that Mr. Horn, Mr. Siegert, and Ms. Hall each qualify as an “audit committee financial expert” under the regulations of the SEC. Although all members of the Audit Committee meet the current NYSE regulatory requirements for accounting or related financial management expertise, and our Board has determined that Mr. Horn, Mr. Siegert, and Ms. Hall each qualify as an “audit committee financial expert,” members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee met four times during FY 2022.

A copy of the full text of the Audit Committee Charter can be found on our website at www.nautilusinc.com.

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The Compensation Committee

The Compensation Committee met eight times during FY 2022. Pursuant to its charter, the Compensation Committee has the authority, to the extent it deems necessary or appropriate, to retain compensation consultants, independent legal counsel or other advisors and has the sole authority to approve the fees and other retention terms with respect to such advisors. From time to time the Compensation Committee has engaged compensation consultants to advise it on certain matters. See “Compensation Discussion and Analysis.”

A copy of the full text of the Compensation Committee Charter can be found on our website at www.nautilusinc.com.

Compensation Committee Interlocks & Insider Participation

During FY 2022, the Compensation Committee was comprised of six independent directors: Richard A. Horn (Chair), M. Carl Johnson III, Patricia M. Ross, Anne G. Saunders, Marvin G. Siegert, and Shailesh Prakash. Mr. Prakash was appointed to the Compensation Committee in October 2021. None of the members of the Compensation Committee have a relationship with Nautilus, other than as directors and shareholders. With the exception of Mr. Johnson’s interim service from March 2019 to July 2019, no member of the Compensation Committee is, or was formerly, an officer or an employee of Nautilus. None of our executive officers served, during the fiscal year ended March 31, 2022, as a member of the compensation committee or on the board of directors of any entity that has an executive officer serving as a member of our Compensation Committee or Board.

The Nominating & Corporate Governance Committee

The Nominating and Corporate Governance Committee will consider recommendations for directorships submitted by shareholders. Shareholders who wish the Nominating and Corporate Governance Committee to consider their directorship recommendations should submit their recommendations in writing to Nautilus, Inc., 17750 S.E. 6th Way, Vancouver, Washington 98683, Attn: Chairwoman of Nominating and Corporate Governance Committee pursuant to the procedures set forth in the section titled “Procedures for Shareholder Proposals and Nominations”. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominations made by the Nominating and Corporate Governance Committee.

Nominees may be suggested by directors, members of management, shareholders or, in some cases, by a third-party firm. In identifying and considering candidates for nomination to the Board, the Nominating and Corporate Governance Committee considers a candidate’s quality of experience, our needs and the range of talent and experience represented on our Board. In evaluating particular candidates, the Nominating and Corporate Governance Committee will review the nominee’s personal and professional integrity, judgment, experience, and ability to serve the long-term interest of the shareholders. The Nominating and Corporate Governance Committee will also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities, as well as matters of diversity, including gender, race and national origin, education, professional experience and differences in viewpoints and skills. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, both the Board and the Nominating and Corporate Governance Committee believe that it is essential that Board members represent a diverse range of experience, expertise, and viewpoints.

During FY 2022, the Nominating and Corporate Governance Committee was comprised of five independent directors: Anne G. Saunders (Chair), M. Carl Johnson III, Marvin G. Siegert, Patricia M. Ross, and Richard A. Horn. The Nominating and Corporate Governance Committee met four times during FY 2022.

A full copy of the Nominating and Corporate Governance Committee Charter can be found on our website at www.nautilusinc.com.

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Communications with Directors

All interested parties may send correspondence to our Board or to any individual director at the following address: Nautilus, Inc., 17750 S.E. 6th Way, Vancouver, Washington 98683.

Your communications should indicate that you are a shareholder of Nautilus. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed (or, if no director is specified, to the Chairman), attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence marked confidential will not be opened prior to forwarding to the Board or any individual director.

Board Leadership Structure

Our Board has a majority of independent directors; five out of our six director nominees are independent. The Audit, Compensation, and Nominating and Corporate Governance committees are each composed solely of independent directors.

We separate the roles of Chair of the Board and CEO in recognition of the differences between the two positions. Mr. Johnson, who acts as the Chair, oversees our business broadly, leads the meetings of our Board, and provides guidance to our management team. Our CEO is generally charged with oversight of the day-to-day operations of the business. We believe that consistency between day-to-day operations and the overall management is reached through the service of our CEO as a director, but the separation of the Chair and CEO roles is important to achieve a balance of oversight that is favorable to us and our shareholders.

Board Role in Risk Oversight

While risk management is primarily the responsibility of our management team, our Board is responsible for overall supervision of risk management efforts as they relate to the key business risks we face. Management identifies, assesses, and manages the risks most critical to our operations and routinely advises our Board regarding those matters. Areas of material risk may include operational, financial, legal and regulatory, human capital, information technology and cyber-security, and strategic and reputational risks. Our Board’s role in risk oversight is consistent with our leadership structure, with senior management having responsibility for assessing and managing risk exposure, and our Board and its committees providing oversight in connection with those efforts.

DIRECTOR COMPENSATION

Nautilus has a Director Compensation Program that provides for compensation of the non-employee members of our Board. Director compensation consists of annual retainers, fees for service as a committee chair, and awards of equity compensation. Directors who are employees receive no additional or special remuneration for serving as directors.

Annual Retainer, Committee Chair & Member Fees

Under the Director Compensation Program, each non-employee director receives an annual retainer of $57,500. Our Board’s Chair receives an additional annual fee of $35,000. Each director serving on a committee of our Board receives an additional fee of $6,000. The Chair of the Audit Committee receives an additional annual retainer of $17,500, while the Chairs of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an additional annual retainer of $8,750. We also reimburse non-employee director expenses for attending meetings of the board of directors.

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Initial Equity Grant

Our Director Compensation Program provides that, upon initial election to our Board, each non-employee director will be granted 10,000 restricted stock units with one-third vesting each year over three years. Such grant is reflected in the ‘Stock awards’ column of the Equity Award Outstanding at March 31, 2022 table below.

Annual Equity Grant

Upon each non-employee director’s re-election to the Board in June 2021, they each received a grant of 5,147 shares of Nautilus restricted stock. Due to volatility in the price of Nautilus common stock, the number of shares of restricted stock granted to non-employee directors was determined by using a forty-five day moving average of the price of Nautilus common stock. The shares subject to the restricted stock awards are subject to forfeiture until vesting on the first anniversary of the grant date, subject to continued service of the director through such date.

FY 2022 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards[1]	Total
Kelley Hall	$28,507	$65,400	$93,907
Richard A. Horn	$106,502	$83,742	$190,243
M. Carl Johnson, III	$129,343	$83,742	$213,085
Shailesh Prakash	$28,507	$65,400	$93,907
Patricia M. Ross	$97,127	$83,742	$180,868
Anne G. Saunders	$106,502	$83,742	$190,243
Marvin G. Siegert	$115,877	$83,742	$199,618

1Stock award amounts reflect the aggregate grant date fair value of awards granted during FY 2022, based on a grant of 5,147 shares for all directors except Mr. Prakash and Ms. Hall who received 10,000 RSU’s. See Notes 1 and 9 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 for information on determining the fair value of stock awards and other related information.

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Equity Awards Outstanding at March 31, 2022

Name	Unvested Stock Awards (# of Shares)[1]	Option Awards (# of Shares)[2]
Kelley Hall	10,000[3]
Richard A. Horn[4]	5,147[1]	-
M. Carl Johnson, III[4]	5,147[1]	-
Shailesh Prakash	10,000[3]
Patricia M. Ross	5,147[1]	15,000[2]
Anne G. Saunders	5,147[1]	-
Marvin G. Siegert[4]	5,147[1]	-

1Stock awards vest on June 16, 2022.

2Stock options vested on March 9, 2021.

3The initial equity grant RSU award vests in three equal annual installments on the anniversary of the grant date beginning October 21, 2021.

4M. Carl Johnson, III, Richard A. Horn and Marvin Siegert’s terms as directors will end on their retirement currently scheduled for August 2, 2022.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership of our outstanding common stock, as of the most recent practicable date, by: 1) each director; 2) each of the named executive officers included in the Summary Compensation Table; 3) all persons that we know are beneficial owners of 5% or more of our common stock as of the record date; and 4) all directors and executive officers as a group. Except as otherwise indicated, and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to all shares beneficially owned.

Name of Beneficial Owner	Total Shares Beneficially Owned[2]	Percentage Beneficially Owned[2]
Blackrock, Inc.[3]	2,028,202	6.4%
The Vanguard Group[4]	1,614,983	5.1%
Quinn Opportunity Partners LLC[5]	1,575,731	5%
Non-Employee Directors[1]
M. Carl Johnson, III[6]	143,409	Less than 1%
Richard A. Horn[7]	74,224	Less than 1%
Marvin G. Siegert[8]	62,224	Less than 1%
Anne G. Saunders[9]	43,224	Less than 1%
Patricia M. Ross[10]	37,067	Less than 1%
Named Executive Officers[1]
James Barr, IV11	879,479	2.7%
Aina E. Konold[12]	135,805	Less than 1%
Christopher K. Quatrochi[13]	52,603	Less than 1%
Garry R. Wiseman[14]	12,161	Less than 1%
John R. Goelz[15]	3,930	Less than 1%
All Directors & Executive Officers as a Group (19 persons)[16]	1,488,624	4.6%

1The address for each director and executive officer is c/o Nautilus, Inc., 17750 S.E. 6th Way, Vancouver, Washington 98683.

2This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company

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believes that each of the shareholders named in this table has sole voting and investment power with respect the shares indicated as beneficially owned. Applicable percentages are based on 31,467,688 shares outstanding on May 31, 2022, adjusted as required by rules promulgated by the SEC.

3Information is based on the Schedule 13G/A filed on February 3, 2022 by BlackRock, Inc., a parent holding company. BlackRock, Inc. has sole voting power with respect to 1,999,653 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,028,203 shares, and shared dispositive power with respect to 0 shares. The address of the foregoing entity is 55 East 52nd St., New York, NY 10055.

4Information is based on the Schedule 13G/A filed on February 10, 2022 by The Vanguard Group (“Vanguard”), an investment adviser. Vanguard has sole voting power with respect to 0 shares, shared voting power with respect to 37,889 shares, sole dispositive power with respect to 1,565,025 shares, and shared dispositive power with respect to 49,958 shares. The address of the foregoing entity is 100 Vanguard Blvd., Malvern, PA 19355.

5Information is based on Schedule 13G filed on November 18, 2022 by Quinn Opportunity Partners LLC (“Quinn”), an investment management firm. Quinn has sole voting power with respect to 0 shares, shared voting power with respect to 1,575,731 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 1,575,731 shares. The address of the foregoing entity is 2 Boars Head Place, Suite 250, Charlottesville, VA 22903.

6Consists of (a) 133,262 shares of common stock held by Mr. Johnson and (b) 5,147 shares issuable upon settlement of restricted stock awards held by Mr. Johnson that vest within 60 days of May 31, 2022 and (c) 5,000 shares held by the M. Carl Johnson III Trust, of which Mr. Johnson is a trustee.

7Consists of (a) 69,077 shares of common stock held by Mr. Horn and (b) 5,147 shares issuable upon settlement of restricted stock awards held by Mr. Horn that vest within 60 days of May 31, 2022.

8Consists of (a) 49,077 shares of common stock held by Mr. Siegert and (b) 5,147 shares issuable upon settlement of restricted stock awards held by Mr. Siegert that vest within 60 days of May 31, 2022 and (c) 8,000 shares held by The Marvin G. Siegert Living Trust, of which Mr. Siegert is a trustee.

9Consists of (a) 38,077 shares of common stock held by Ms. Saunders and (b) 5,147 shares issuable upon settlement of restricted stock awards held by Ms. Saunders that vest within 60 days of May 31, 2022.

10Consists of (a) 16,920 shares of common stock held by Ms. Ross and (b) 15,000 shares issuable upon exercise of stock options that are current exercisable or exercisable within 60 days of May 31, 2022 and (c) 5,147 of shares issuable upon the settlement of restricted stock awards held by Ms. Ross that vest within 60 days of May 31, 2022.

11Consists of (a) 201,206 shares of common stock held by Mr. Barr and (b) 454,775 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of May 31, 2022 and (c) 223,489 of shares issuable upon the settlement of restricted stock units held by Mr. Barr that vest within 60 days of May 31, 2022.

12Consists of 135,805 shares of common stock held by Ms. Konold.

13Consists of 52,603 shares of common stock held by Mr. Quatrochi.

14Consists of 12,161 shares of common stock held by Mr. Wiseman.

15Consists of 3,930 shares of common stock held by Mr. Goelz.

16Consists of (a) 761,125 shares of common stock held by our directors and officers, (b) 469,775 shares issuable upon exercise of stock options held by our directors and officers that are currently exercisable or exercisable within 60 days of May 31, 2022 and (c) 257,724 shares issuable upon the settlement of RSU awards held by our directors and officers that vest within 60 days of May 31, 2022.

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EXECUTIVE OFFICERS

The following table identifies our executive officers as of the date of this Proxy Statement, the positions they hold and the year in which they began serving as officers of Nautilus. Our Board appoints all our executive officers, who hold office until their respective successors are elected and qualified.

Name	Age	Current Position(s) with Nautilus	Officer Since
James Barr, IV	59	Chief Executive Officer	2019
Aina E. Konold	53	Chief Financial Officer	2019
Garry R. Wiseman	46	Senior Vice President and Chief Digital Officer	2020
Becky L. Alseth	60	Chief Marketing Officer	2020
Ellen Raim	64	Chief People Officer	2021
John R. Goelz	51	Chief Supply Chain Officer	2021
Christopher K. Quatrochi	53	Senior Vice President, Innovation	2018
Alan L. Chan	46	Chief Legal Officer	2021
Jay E. McGregor	66	Senior Vice President, General Manager, North America Sales	2018
Jeffery L. Collins	55	Vice President, General Manager, International	2014

Following are the biographies of the foregoing persons, except the biography of Mr. Barr, which is located above under the heading “Proposal No. 1: Election of Directors.”

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Aina E. Konold

was named Chief Financial Officer in December 2019 and leads the Finance, Strategy, Business Development, and IT Functions at Nautilus Inc. Ms. Konold has over 25 years of global retail, strategy, financial management, and operational experience, with a strong track record of driving growth and optimizing and scaling operating models. Prior to joining Nautilus, Inc., Ms. Konold held several executive level positions during her 20-year career with Gap, Inc., across financial planning and analysis, controllership, shared services, real estate strategy, and investor relations. Most recently, she was the founding CFO for Gap Inc. in China, where she led the business through its hyper growth phase and established a scalable business model in a constantly evolving marketplace, particularly in the areas of digital and e-commence. Ms. Konold holds a B.A. from Stanford University and began her career at PricewaterhouseCoopers.

Garry R. Wiseman

was named Senior Vice President and Chief Digital Officer in October 2020. In his role at Nautilus, Inc., Mr. Wiseman oversees general management of the JRNY® subscription business and also coordinates software and digital initiatives to accelerate the Company’s ongoing digital transformation. Mr. Wiseman brings more 25 years of product and e-commerce capabilities, as well as expertise in designing and implementing high scale digital experiences at some of the world’s largest technology companies, including Microsoft, eBay, Salesforce and Dell. Prior to joining Nautilus, Inc., from 2017 to 2020, Mr. Wiseman served as Senior Vice President of Digital Customer Experience for Dell Technologies where he steered the company through a rapid digital transformation that led to significant year-over-year revenue increases and enhanced performance. Wiseman was responsible for Dell.com, the Dell Premier B2B marketplace, all offline sales systems and in-house commerce platforms, as well as leading product management, design, engineering, and content teams. Mr. Wiseman attended Wolverhampton University and has authored eight U.S. patents.

Becky L. Alseth

joined Nautilus, Inc. as Vice President of Marketing and Direct in March 2020, and in February 2021 was promoted to Chief Marketing Officer and transitioned her role of VP, Direct to Mr. Wiseman. In her role, Ms. Alseth leads global marketing for the Company. Prior to joining Nautilus, Ms. Alseth held senior marketing and branding positions at Fortune 500 companies including Avis Budget Group and The Clorox Company, as well as global giants, Diageo and Nestle, with repeat successes of growing market share, customer loyalty and brand equity. Most recently, from 2016 to 2019, she oversaw marketing at Ritchie Bros. Auctioneers where she led efforts to position the company as a multi-channel innovator in asset disposition. A native of Montana, Becky holds a B.S. in Society & Technology from Montana Tech and her an M.B.A. from the University of Washington Foster School of Business in Seattle.

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Ellen Raim

was named Chief People Officer in March 2021. She oversees HR strategy and leads Nautilus, Inc.’s business growth through the lens of people. Her areas of focus are organizational design, change management, recruiting, succession planning, learning and development, diversity, equity and inclusion, organizational effectiveness, employee engagement, compensation and benefits, and employee relations. Prior to joining Nautilus, Inc., from 2019 to 2021, Ms. Raim was Senior Vice President, People and Culture, at Invoca, a software start-up, where she built the “people systems” to enhance and protect the culture as the company scaled. She began her career as a labor and employment attorney for a large multinational law firm, moved into Human Resources at Intel Corp. and held many positions there with worldwide scope. After Intel, she held roles as Vice President of Human Resources at several high-tech hardware companies. Ms. Raim holds a B.A. in Economics from Brown University, an M.A. in Organizational Design from Seattle University, a Masters in Behavioral Science from London School of Economics, and a J.D. from the University of Miami School of Law.

John R. Goelz

was named Chief Supply Chain Officer in March 2021. With more than 20 years of global supply chain experience, Mr. Goelz oversees the global supply chain strategy by leading all management and operation aspects, including planning, sourcing, quality, distribution and logistics. Prior to joining Nautilus, Inc., from 2015 to 2021, Mr. Goelz was Vice President, Global Supply Chain at The Master Lock Company. There, and at Rockwell Automation, a manufacturer of integrated technologies, he held progressive levels of supply chain oversight, including all facets of manufacturing, procurement, logistics, and planning. John is an Army veteran and holds a B.A. in Business and Human Resource Management from Upper Iowa University, as well as an M.B.A. from Marquette University in Milwaukee, Wisconsin.

Christopher K. Quatrochi

was named Senior Vice President, Innovation in January 2018, and oversees all product development efforts across the Nautilus, Inc. family of brands in the Nautilus Innovation Center. Prior to joining Nautilus, Inc., Mr. Quatrochi was Group Vice President for Product Operations at Broan-Nutone, a manufacturer of residential use products, from 2015 to 2017, where he managed product development and marketing. Mr. Quatrochi has also held multiple positions with Whirlpool Corporation, a multinational manufacturer and marketer of home appliances, from 2007 to 2015, including roles as head of global product experience design and connectivity, global strategy and planning for refrigeration, global director for the kitchen category, and leadership over cost and quality management. Prior to Whirlpool, Mr. Quatrochi held the role of Chief Operating Officer for Access Communications in Chicago from 2002 to 2007, and Engagement Manager focusing on operational effectiveness at McKinsey and Company from 2000 to 2002. Mr. Quatrochi holds a B.A. in Electrical Engineering from Bradley University and an M.B.A. from Northwestern’s Kellogg School of Management.

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Alan L. Chan

was named Chief Legal Officer and Secretary in August 2021. With more than 20 years of experience, including deep legal knowledge in the areas of supply chain, intellectual property, and technology solutions and services, Mr. Chan leads all aspects of Nautilus, Inc.’s global legal strategy, including corporate governance and compliance, mergers and acquisitions, and intellectual property. Mr. Chan began his career as a commercial and patent litigation lawyer in New York City. Prior to joining Nautilus, Inc., he spent 16 years with Fortune 110 company Arrow Electronics in New York and Denver culminating as the Vice President, Legal Affairs and Assistant Corporate Secretary. He led global teams with diverse responsibilities including M&A, commercial agreements, immigration, intellectual property and corporate governance. Mr. Chan holds a B.S. in Biology from Binghamton University and a J.D. from Emory University School of Law.

Jay E. McGregor

originally joined Nautilus in May 2018 Vice President, General Manager, Retail North America in May 2018. In April 2022, Mr. McGregor was named Senior Vice President, General Manager, North America Sales. In his current role, Mr. McGregor is responsible for the management and development of Direct & Retail North America Channel strategies and direction, along with management of the sales and marketing teams. Before joining Nautilus, Inc., Mr. McGregor was the Senior Vice President, Global Sales from 2017 to 2018 for Ergobaby Inc., the global market leader in the baby carrier category. Prior to Ergobaby, Mr. McGregor was the Vice President of Sales - Americas for Reef Sandals from 2014 to 2016. Mr. McGregor held various senior level sales and marketing positions in leading footwear and outdoor companies, including Adidas, Birkenstock USA, the Coleman Co., Gerber Legendary Blades, and Teva. Mr. McGregor holds a B.S. from Cal State University – Long Beach, as well as a Ryan Lifetime Teaching Credential (K-12) in Physical Education, Mathematics & Science, and attended the INSEAD Excellence in Leadership program in Fountainebleau, France.

Jeffery L. Collins

originally joined Nautilus in August 2013 as Vice President, Retail Sales, and was named an officer in February 2014. In December 2017, Mr. Collins was named Vice President, General Manager of the International Channel. From November 2015 until December 2017, Mr. Collins was Vice President, General Manager, Retail, where he was responsible for the Channel’s strategy and direction, along with managing both the domestic and international Retail sales teams. Prior to joining Nautilus, Mr. Collins was the Senior Vice President, Large Retail Sales, for Oreck Corporation, a manufacturer of vacuum cleaners and air purifiers, from 2009 to 2013. Prior to Oreck, Mr. Collins held various senior sales and marketing positions in leading consumer goods companies, including Pepsico, Pepsi Bottling Group, Handleman Co., Dyson Ltd., and Techtronic Industries. Mr. Collins attended both Grand Valley State University and Western Michigan University.

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Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board oversees Nautilus’ compensation programs on the Board’s behalf.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement to be filed with the SEC in connection with our 2022 Annual Meeting of Shareholders and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, which was filed with the SEC on June 3, 2022.

Respectfully submitted,

Richard A. Horn, Chairman

Anne G. Saunders

Marvin G. Siegert

M. Carl Johnson III

Patricia M. Ross

Shailesh Prakash

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COMPENSATION DISCUSSION & ANALYSIS

In this section of the proxy statement, we identify the material elements of our compensation programs for our executive officers, including an overview of our executive compensation philosophy and the processes and methodology we use in making executive pay decisions. We also provide detailed information regarding compensation paid to each Named Executive Officer (“NEO”) during the three month period ending March 31, 2021 (the “Transition Period”) and the fiscal year ended March 31, 2022 (“FY 2022”). Our NEOs for FY 2022 are our Chief Executive Officer, Chief Financial Officer and our three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer, who were serving as executive officers as of March 31, 2022, as follows:

Name	Position
James Barr, IV	Chief Executive Officer
Aina E. Konold	Chief Financial Officer
John R. Goelz[1]	Chief Supply Chain Officer
Christopher K. Quatrochi	Senior Vice President, Innovation
Garry R. Wiseman	Senior Vice President and Chief Digital Officer

1Mr. Goelz joined Nautilus on April 5, 2021.

Executive Summary

Our company is historically known for being a leader in strong durable consumer fitness equipment. Recognizing the trends in fitness were changing, we have expanded our focus on connected fitness that combines high quality equipment with digital solutions. In late 2020, we launched our new strategy, North Star, and started to shift our business mix from product revenue to a balance of product and subscription-based revenue. As a result, the Compensation Committee continues to assess the incentive plan metrics and expects that to be a continuing evolution in the coming years to ensure alignment of the compensation program with our strategy. The pandemic, supply chain challenges and other factors are key considerations as the Compensation Committee balances management retention and increasing shareholder value

We have three primary elements of compensation: base salary, annual short-term incentives and long-term incentives.

Base Salary Provides a competitive level of fixed compensation, which is based upon individual factors such as scope of responsibility, experience, and strategic impact.	Short-Term Incentive (STI) Cash Award Variable cash compensation component aligned with near-term objectives, while also supporting our long-term strategic plan.

Long-Term
Incentive (LTI)

Performance-based
Stock Units

Variable equity-based compensation component emphasizing long-term Company performance. Aligns executive officer interests with those of our shareholders.

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Benefits & Perquisites

NEOs are generally not eligible for any additional benefits or perquisites beyond what is provided to the general employee population

Governance of Our Executive Compensation Program

The Compensation Committee (herein referred to as the “Committee”) has overall responsibility for the evaluation, approval and oversight of our compensation plans, policies and programs and the total direct compensation of our executive officers. The Committee has sole responsibility for determining our CEO’s compensation and reviewing it with our Board. Our CEO provides recommendations to the Committee on compensation matters for our other executive officers. From time to time, the Committee seeks input from an independent compensation consultant who advises the Committee regarding executive compensation matters.

During FY 2021, the Transition Period and FY 2022, the Committee retained Semler Brossy, LLC (“Semler Brossy”) to serve as its executive compensation consultant. All of the services that Semler Brossy performs for Nautilus are performed at the request of the Committee, are related to executive and/or director compensation, and are in support of decision making by the Committee.

The Committee considered Semler Brossy’s independence in light of SEC rules and New York Stock Exchange listing standards. The Committee reviewed a questionnaire completed by Semler Brossy addressing factors pertaining to the independence of Semler Brossy and the senior advisor involved in the engagement, including the following factors: (1) other services provided to us by Semler Brossy; (2) fees paid by us as a percentage of Semler Brossy’s total revenue; (3) policies and procedures maintained by Semler Brossy that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisor and a member of the Committee; (5) any company stock owned by Semler Brossy or the senior advisor; and (6) any business or personal relationships between our executive officers and Semler Brossy or the senior advisor. The Committee discussed these considerations and concluded that the work performed by Semler Brossy and Semler Brossy’s senior advisor involved in the engagement did not raise any conflict of interest. Semler Brossy reports directly to the Committee and supports the Committee by:

•providing information on executive compensation best practices and current trends;

•reviewing compensation-guiding principles and recommending assessment methodologies;

•conducting detailed executive compensation assessments, including development of appropriate peer group, and providing preliminary recommendations for executive compensation adjustments; and

•providing conceptual guidance and design advice on short-term and long-term incentive programs.

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Compensation Philosophy

Our executive compensation program is designed with two primary objectives in mind:

•attracting, retaining and motivating executives critical to our financial stability and future success; and

•rewarding executives for meeting ambitious financial, operational and individual performance goals and taking effective actions which are expected to increase shareholder value over time.

Consistent with these objectives, we offer our executive officers a mix of base salary, short-term incentive cash compensation, long-term equity-based incentives, health and welfare benefits and employment contracts. While we do not target a specific percentage allocation for base salary, short-term incentive compensation or long-term incentives (as a percent of total compensation), we operate under the general philosophy of targeting a total compensation opportunity that is competitive within our market for executive talent. Individual levels of compensation are affected by the executive’s experience, performance and potential, as assessed by the Committee with input from the CEO. The Committee has considered the results of the advisory vote on executive compensation conducted during the 2021 annual meeting of shareholders, which resulted in majority vote percentage in support for the Committee’s current executive compensation policies.

Executive Compensation Practices

What We Do

We Do have a pay-for-performance compensation program, which ties compensation to rigorous pre-established performance goals

We Do use more than one performance metric for our annual incentive program which is linked to our financial and strategic objectives

The Compensation Committee Does use an independent compensation consultant

We Do have reasonable severance and change in control (“CIC”) protections that require involuntary termination (i.e., are “double trigger” protections)

We Do have a clawback policy

We Do have policies prohibiting hedging/pledging of the Company’s stock

We Do conduct a say-on-pay shareholder vote on an annual basis

What We Don’t Do

We Don’t have “single trigger” vesting of outstanding equity-based awards based solely on a CIC

We Don’t maintain compensation policies or practices that encourage unreasonable risk taking

We Don’t allow for uncapped incentive compensation payouts

We Don’t offer excessive perquisites

We Don’t provide tax gross-ups for any excise taxes triggered in connection with a CIC

We Don’t offer supplemental executive pension benefits

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Relative to our peer group, variable compensation currently comprises a greater percentage of our executives’ total compensation opportunity. In light of recent volatility in the current fitness environment we believe that a larger percentage weighting towards long-term incentives better aligns our executive compensation with shareholder interests. Therefore, we have and will continue to increase our usage of equity-based incentives to attract, retain and motivate our executives. We do not believe the elements of our compensation program are structured so as to encourage excessive risk taking by any of our executives, but are part of an overall compensation and management philosophy designed to increase shareholder value over time.

CEO	OTHER NEOs

• Acushnet Holdings Corp. (GOLF)

• Lifetime Brands, Inc. (LCUT)

• Bassett Furniture Industries, Inc. (BSET)

• Malibu Boats, Inc. (MBUU)

• Callaway Golf Co. (ELY)

• Marine Products Corporation (MPX)

• Ethan Allen Interiors Inc. (ETH)

• MasterCraft (MCFT)

• Flexsteel Industries, Inc. (FLXS)

• Movado Group, Inc. (MOV)

• Hooker Furniture Corporation (HOFT)

• Vera Bradley, Inc. (VRA)

• iRobot Corporation (IRBT)

• ZAGG Inc. (ZAGG)

• Johnson Outdoors Inc. (JOUT)

Peer group data is used to compare our compensation program for executive officers with that of executives in comparable roles at peer group companies. This data is supplemented by data from published relevant compensation surveys, providing additional market-based analytical data for corporate executive pay at companies similar in industry, annual revenues or other relevant metrics.

Based upon the selection criteria, which targeted high-end consumer products companies with annual revenues similar to Nautilus, the following companies were used for our peer group for FY 2022:

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Transition Period Compensation

The Committee met in early 2021 to approve a one-time revision to the short-term incentive plan and long-term incentive plan due to our change in fiscal year-end. This one-time revision covered performance during the period from January 1 through March 31, 2021.

The Company experienced very strong performance during the Transition Period, including record high net revenue and the third highest quarter of Operating Income.

Transition Period Short-Term Incentive Program

For the Transition Period, the short-term incentive plan focused on achievement of two corporate financial goals, Net Revenue and Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). Individual bonus targets for the Transition Period were unchanged from the 2020 targets.

Name	Individual Bonus Target (% of eligible wages)
James Barr, IV	100%
Aina E. Konold	60%
John R. Goelz	50%
Christopher K. Quatrochi	50%
Garry R. Wiseman	50%

In May 2021, the Committee certified the Company’s performance with respect to Net Revenue and EBITDA metrics. The table below outlines the financial criteria weighting, achievement, and payout.

Performance Metric	Threshold (30% payout)	Target (100%)	Stretch (200%)	Actual Result for Performance Period	Weighted Payout (as a % of Target)
Net Revenue (40%)	$144.7	$160.8	$184.9	$206.1	80%
EBITDA (60%)	$18.4	$23.6	$31.3	$40.4	120%
Total					200%

Dollars in Millions

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Based on the achievement of the Net Revenue and EBITDA targets, our NEOs earned the maximum payout allowed under the plan, 200% of target. The NEOs earned the following short-term incentive compensation related to the Transition Period:

Name	Incentive Amounts Earned
James Barr, IV	275,000
Aina E. Konold	115,500
John R. Goelz	-
Christopher K. Quatrochi	81,250
Garry R. Wiseman	87,500

1Mr. Goelz joined Nautilus on April 5, 2021 and therefore not eligible for an incentive payout for the Transition Period.

Transition Period Long-Term Incentive Plan

In early 2021, the Committee approved RSU grants under our long-term incentive plan. In light of the nature of the Transition Period, the Committee determined to deliver the awards for this period solely in a time-vested vehicle. These grants were a proration of typical annual grants, focused on the time period between our prior fiscal year-end and current fiscal year-end. These grants vest in three equal annual installments on the anniversary of the grant date, subject to the grantee’s continuous employment through such date.

Equity awards granted to our NEOs in February 2021 for their performance during the Transition Period were as follows:

Name	Restricted Stock Units[1]
James Barr, IV	10,195
Aina E. Konold	3,568
John R. Goelz[2]	-
Christopher K. Quatrochi	2,636
Garry R. Wiseman	2,838

1RSUs vest in three equal annual installments on the anniversary of the grants.

2Mr. Goelz joined Nautilus on April 5, 2021 and therefore was not eligible for an equity award grant for the Transition Period.

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Fiscal Year 2022 Compensation

Base Salaries

Base salaries of our executive officers are intended to attract and retain executives, as part of the total compensation package, by providing a competitive base level of compensation. Base salaries are typically considered by the Committee on an annual basis, as well as in connection with the hiring of a new executive, a promotion or other changes in an incumbent executive’s job responsibilities. Base salaries of executive officers are determined by evaluating the responsibilities of the position, the experience and performance of the individual, and by reference to the competitive marketplace median for corporate executive positions of comparable scope, duties and responsibilities.

In early 2021, Semler Brossy conducted a competitive assessment of target total direct compensation for all executives (including the CEO). Based on the findings, the Committee reviewed and approved the proposed base compensation increase outlined below, which was effective April 1, 2021 for the CEO. Salary adjustments occurred in late 2020 for the other NEOs active at that time.

Name	2019 Base Salary	Percent Increase	2020 Base Salary	Percent Increase	FY2022 Base Salary
James Barr, IV	$550,000	0.00%	$550,000	13.6%	$625,000

Short-Term Incentive Program

Our short-term incentive program for FY 2022 was designed to compensate eligible employees based on the accomplishment of both financial and non-financial factors. Under the short-term incentive program, individual plan participants are eligible to receive incentive compensation in the form of cash bonuses based on a target percentage of their annual base salary. Individual bonus targets under the short-term incentive program remained unchanged in FY 2022.

The calculation for determining an individual executive’s incentive amount earned under the short-term incentive program is a product of: 1) the executive’s base salary; 2) the executive’s target bonus percentage; and 3) combined achievement against the financial and non-financial factors. For FY 2022, the combined maximum payout allowed under the plan was 200% of target.

Individual Bonus Targets

Individual bonus targets established under our short-term incentive program for 2022 for our NEOs ranged from 50% to 100% of annual eligible wages, consisting of base salaries and payable up to a maximum of 200% of target, as follows:

Name	Individual Bonus Target (% of eligible wages)
James Barr, IV	100%
Aina E. Konold	60%
John R. Goelz	50%
Christopher K. Quatrochi	50%
Garry R. Wiseman	50%

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Corporate Financial Factor

The corporate financial factors were comprised of Net Revenue and Operating Income. In addition to the Corporate financial factors, an individual responsible for a Channel may have had Channel financial factors comprised of Channel Revenue and/or Channel Contribution. The achievement against the financial factors could range from 30% to 200%, assuming established threshold levels were met. If the threshold was not met for a specific factor, achievement would be 0% for that factor. The Corporate financial factors were calculated on a bi-annual fiscal year basis for FY 2022. The first period being April 1, 2021 through September 30, 2021 and the second period was October 1, 2021 through March 31, 2022.

Corporate Non-Financial Factor

In addition to the corporate financial factors, one non-financial factor supporting the Company’s North Star initiative was established. For FY 2022, the goal was 250,000 JRNY® subscribers. Achievement against the non-financial factor could range from 30% to 200%, assuming the established threshold level was met. If the threshold was not met, achievement would be 0% for that factor. The non-financial factor was calculated on the full fiscal year basis.

The FY 2022 specific weightings for the financial and non-financial factors were:

	Net Revenue	Operating Income	JRNY®
First Half	24%	16%
Second Half	24%	16%
Full Year			20%

The company experienced multiple highlights in FY 2022 including:

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FY 2022 Short-Term Incentive Program Payments

For FY 2022 performance, our NEOs earned awards pursuant to the short-term incentive program based on the following achievements:

	Net Revenue	Operating Income	JRNY®
First Half	66%	139%
Second Half	38%	45%
Full Year			56%

Based on the level of goals achieved, the NEOs earned the following short-term incentive compensation related to FY 2022:

Name	Incentive Amounts Earned
James Barr, IV	$411,175
Aina E. Konold	$151,970
John R. Goelz	$100,327
Christopher K. Quatrochi	$106,906
Garry R. Wiseman[1]	$102,787

1Mr. Wiseman’s earned incentive includes achievements related to his Channel financial factors. Mr. Wiseman’s Channel financial factors included Direct Net Revenue, Direct Operating Income and JRNY® Net Revenue.

Long-Term Incentive Program

Long-term incentives are intended to focus executive behavior on making decisions that meaningfully contribute to our long-term success as reflected in our stock price. Under our long-term incentive plan, the Committee may grant equity awards in the form of stock options, stock appreciation rights, restricted stock, performance stock units (“PSUs”) or time-vested restricted stock units (“RSUs”) to executive officers and other employees. Stock options have exercise prices equal to the fair market value of our common stock on the date of grant as defined by the plan. In granting these awards, the Committee may establish vesting conditions or other restrictions it deems appropriate. In order to better align our executive compensation with long-term shareholder value, the Committee has increased the use of equity-based long-term incentives to maintain appropriate levels of incentives to retain the Company’s executives.

New Hire Equity Grants

Our executive officers generally are provided an equity grant upon commencement of their employment. The Committee reviews the equity position of executive officers on a periodic basis. Additionally, an executive officer’s overall equity position is reviewed at the time of promotion and an additional grant may be considered at that time. An equity award was granted to Mr. Goelz in 2021 upon his being hired as Chief Supply Chain Officer.

Name	Restricted Stock Units
John R. Goelz [1]	12,270

1RSUs vest in three equal annual installments on the anniversary of the grant date.

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Equity Incentives

In early FY 2022, Semler Brossy conducted a benchmark equity compensation analysis to assist the Committee in determining equity grants. The Committee approved a grant of equity compensation, which included a mix of RSUs and PSUs, both issued under our long-term incentive plan. The RSUs vest in three equal annual installments on the anniversary of the grant date, subject to the grantee’s continuous employment through such date. The PSUs vest based on achievement of goals established for paid JRNY® subscribers over a three-year performance period. The actual number of shares issued under a PSU award is based on the level at which the goal is achieved and can range from a 30% minimum threshold to a maximum of 200%. If the threshold is not met, no shares will vest.

In addition, the Committee approved a one-time PSU retention grant in late FY 2022 with the focus of aligning executive long term retention incentives with increasing shareholder value. The PSUs vest in two installments upon Nautilus, Inc.’s common stock achieving a $10.00 price per share over a defined period (the “Performance Goal” and the “Performance Period”). If the Performance Goal is met prior to February 23, 2024, one-half of the Units will vest on February 23, 2024, and one-half of the Units will vest on February 23, 2025; if the Performance Goal is met after February 23, 2024, one-half of the Units will vest on the date the Performance Goal is achieved and one-half of the Units will vest on February 23, 2025 (which is the last day of the Performance Period). The number of shares reported represents the maximum that may be earned, which is 100% of the number of Units awarded. No number of Units are guaranteed to vest and the actual number of Units that will vest during the Performance Period is contingent on achieving the Performance Goal during the Performance Period and contingent on the reporting person’s continued service through the vesting dates

Equity awards granted to our NEOs in FY 2022 were as follows:

Name	Restricted Stock Units[1]	Performance Stock Units[2]	Performance Stock Units[3]
James Barr, IV	29,364	29,364	53,615
Aina E. Konold	9,044	9,044	33,027
John R. Goelz	18,539	6,269	26,164
Christopher K. Quatrochi	6,680	6,680	27,880
Garry R. Wiseman	7,194	7,194	30,025

1RSUs vest in three equal annual installments on the anniversary of the grant date. Shares granted to Mr. Goelz include his award upon hire as described in the “New Hire Equity Grants.”

2PSUs are subject to vesting based on achievement of specific financial target for the three-year vesting term of the award. The actual number of PSUs to vest can range from 0% to 200%, depending on the attainment of the specific Company performance goal.

3PSUs are subject to vesting based on achievement of a specific financial target for the two-year vesting term of the award. The actual number of PSUs to vest is either 0% or 100%, depending on the attainment of the specific Company performance goal.

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Early Fiscal Year 2023 Compensation Decisions

In preparation for FY 2023, the Committee retained ClearBridge Compensation Group (“ClearBridge”) to advise the Committee regarding the amount and types of compensation that we provide to our executive officers and how our compensation practices compared to the compensation practices of peer companies.

The Committee met in early FY 2023 to approve revisions to the short-term incentive plan. The short-term incentive plan in place for FY 2023 focuses on achievement of certain annual Company financial goals, including Net Revenue and adjusted EBITDA (Corporate financial factors), as well as non-financial goals, including Bowflex® Net Promoter Score and JRNY® Subscribers (Corporate non-financial factors). The achievement against the factors can range from 30% to 150%, assuming established threshold levels are met.

The Committee confirmed the following individual bonus targets for FY 2023, which are unchanged from the FY 2022 targets:

Name	Individual Bonus Target (% of eligible wages)
James Barr, IV	100%
Aina E. Konold	60%
John R. Goelz	50%
Christopher K. Quatrochi	50%
Garry R. Wiseman	50%

Perquisites & Other Benefits

Our executive officers are eligible to participate in our medical, dental, vision, flexible spending, health savings account, 401(k), life, disability, Employee Stock Purchase Plan, and wellness programs on substantially the same terms as eligible non-executive employees, subject to legal limits on the amounts that may be contributed or paid to executive officers under these plans. No significant perquisites are provided to our executive officers.

Tax & Accounting Considerations

Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers. The Committee previously considered the deductibility of awards as one factor in determining executive compensation and certain awards were intended to be fully deductible under the “performance-based” compensation exception previously provided by Section 162(m) of the Code. However, as a result of the Tax Cuts and Jobs Act of 2017, the exception to Section 162(m) for performance-based compensation was eliminated for tax years beginning after December 31, 2017, subject to certain transition and grandfathering rules.

For fiscal year ended March 31, 2022, a portion of the compensation paid to James Barr, IV and Aina E. Konold was not deductible.

Clawback Policy

Our Board of Directors has adopted an executive compensation clawback (“recoupment”) policy. Under our recoupment policy, the Board must, in all appropriate circumstances, require an executive officer to reimburse the Company for any annual incentive payment or long-term incentive payment to the executive officer where: (i) the

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payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of our financial statements filed with the SEC; (ii) the Board determines the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (iii) a lower payment would have been made to the executive based on the restated financial results. In each such instance, we will, to the extent practicable, seek to recover from the individual executive the amount by which the individual executive’s incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

Hedging Policy

The Company has adopted a policy prohibiting our executive officers and non-executive employees from engaging in short sales and transactions involving publicly-traded options. In addition, with limited exceptions, our executive officers are prohibited from holding Nautilus securities in margin accounts and from pledging Nautilus securities as collateral for loans. We believe that these policies further align our executives’ interests with those of our shareholders.

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Executive Compensation

Summary Compensation Table

The following table provides information about the compensation of each of our NEO’s for the fiscal year ended March 31, 2022, the transition period for the three months ended March 31, 2021 (indicated as “TP”), and the calendar years ended December 31, 2020 and 2019:

Fiscal Year	Salary	Bonus[1]	Stock Awards[2]	Option Awards[3]	All Other Compensation[4]	Total
James Barr, IV | Chief Executive Officer[5]
2022	$622,693	$411,175	$1,267,526	-	$5,048	$2,306,442
TP	$126,923	$275,000	$309,124	-	$9,625	$720,672
2020	$571,154	$825,000	$1,712,097	-	$9,625	$3,117,876
2019	$211,539	-	$1,173,321	$531,405	$455,419	$2,371,684
Aina E. Konold | Chief Financial Officer[6]
2022	$385,000	$151,970	$465,696	-	$3,110	$1,005,776
TP	$88,846	$115,500	$108,217	-	$9,625	$322,188
2020	$370,192	$321,058	-	-	$109,810	$801,060
2019	$5,385	-	$694,800	-	$100,000	$800,185
John R. Goelz | Chief Supply Chain Officer[7]
2022	$293,269	$100,327	$537,721	-	$35,251	$966,568
TP	-	-	-	-	-	-
2020	-	-	-	-	-	-
2019	-	-	-	-	-	-
Christopher K. Quatrochi | Senior Vice President, Innovation
2022	$325,000	$106,906	$359,864	-	$2,625	$794,395
TP	$75,000	$81,250	$79,950	-	$9,036	$245,236
2020	$286,731	$233,904	$360,904	-	$4,703	$886,242
2019	$265,000	$26,500	$22,200	-	$4,601	$318,301
Garry R. Wiseman | Senior Vice President and Chief Digital Officer[8]
2022	$350,000	$102,787	$387,553	-	$10,130	$850,470
TP	$80,769	$87,500	$86,077	-	-	$254,346
2020	$60,577	$45,433	$770,829	-	$7,455	$884,294
2019	-	-	-	-	-	-

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1The amounts reported reflect cash bonus payments earned pursuant to the short-term incentive plan.

2The amounts reported reflect the aggregate grant date fair value of equity awards granted under our 2015 LTIP. For further information regarding our stock-based compensation, see Notes 1 and 18 of Notes to Consolidated Financial Statements, included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022.

3The amount reflects the aggregate grant date fair value of a stock option awarded to Mr. Barr upon his employment as Chief Executive Officer.

4The amounts reported in this column reflect employer paid 401(k) match and/or taxable fringe benefits. Additionally, Mr. Barr’s 2019 amount includes a discretionary bonus of $275,000 as a sign-on bonus and $174,496 in relocation payments; Ms. Konold’s 2020 and 2019 amounts each include a $100,000 installment of her sign-on bonus, which totaled $200,000; Mr. Wiseman’s 2020 amount includes $7,455 in relocation payments; Mr. Goelz’s FY 2022 amount includes a sign-on bonus of $25,000

5Mr. Barr joined Nautilus on July 29, 2019.

6Ms. Konold joined Nautilus on December 10, 2019.

7Mr. Goelz joined Nautilus on April 5, 2021.

8Mr. Wiseman joined Nautilus on October 26, 2020.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to our NEOs from January 1, 2021 through March 31, 2022.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards1

Name	Threshold ($)	Target ($)	Maximum ($)
James Barr, IV	$187,500	$625,000	$1,250,000
Aina E. Konold	$69,300	$231,000	$462,000
John R. Goelz	$45,750	$152,500	$305,000
Christopher K. Quatrochi	$48,750	$162,500	$325,000
Garry R. Wiseman	$52,500	$175,000	$350,000

1Amounts reflect potential payments to our NEOs under our short-term incentive program for the fiscal year ended March 31, 2022. For amounts actually earned by our NEOs in FY 2022, see “Summary Compensation Table” located herein. Participation in the program is limited to those executives who are employed by us at the time the incentive payments are made. The threshold is calculated assuming the Company financial factors are achieved at the minimum threshold. The target payout is calculated assuming the Company financial factors are achieved at 100%. The maximum payout is calculated assuming the Company financial factors are achieved at the maximum level. For further information regarding our short-term incentive program, see “Short-Term Incentive Program” located herein.

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Estimated Future Payouts Under Equity Incentive Plan Awards1

Name	Grant Date	Threshold (# Shares)	Target (# Shares)	Maximum (# Shares)	Grant Date Fair Value of Stock & Option Awards ($)[2]
James Barr, IV	2/16/2021	10,195	10,195	10,195	$309,214
	5/14/2021	38,173	58,728	88,092	$1,023,042
	2/23/2022	26,808	53,615	53,615	$244,484
Aina E. Konold	2/16/2021	3,568	3,568	3,568	$108,217
	5/14/2021	11,757	18,088	27,132	$315,093
	2/23/2022	16,514	33,027	33,027	$150,603
John R. Goelz	4/5/2021	12,270	12,270	12,270	$200,001
	5/14/2021	8,150	12,538	18,807	$218,412
	2/23/2022	13,082	26,164	26,164	$119,308
Christopher K. Quatrochi	2/16/2021	2,636	2,636	2,636	$79,950
	5/14/2021	8,684	13,360	20,040	$232,731
	2/23/2022	13,940	27,880	27,880	$127,133
Garry R. Wiseman	2/16/2021	2,838	2,838	2,838	$86,077
	5/14/2021	9,352	14,388	21,582	$250,639
	2/23/2022	15,013	30,025	30,025	$136,914

1Amounts reflect potential stock to be earned pursuant to RSU and PSU awards. The RSUs vest in three equal annual installments on the anniversary of the grant date, subject to grantee’s continuous employment through such date. The PSUs vest based on achievement of goals over a three-year performance period. The actual number of shares issued under the 5/14/2021 PSU award is based on the level at which the goals are achieved and can range from a 30% minimum threshold to a maximum of 200%. The actual number of shares issued under the 2/23/2022 grant is either 0% or 100% based on achievement of the goal.

2See Notes 1 and 19 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended March 31, 2022 for detailed information regarding determining the fair value of stock-based awards and other relevant information.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding stock-based awards held by our NEOs as of March 31, 2022.

Option Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unearned Unexercised Options - Unexercisable (#)	Option Exercise Price	Option Expiration Date[1]
James Barr, IV	7/29/2019[2]	227,388	227,387	$1.79	7/29/2027

Stock Awards

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)[3]	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James Barr, IV	7/29/2019	223,489	$920,775	-	-
	5/5/2020	85,089	$350,567	128,923	$531,163
	2/16/2021	6,728	$27,719	-	-
	5/14/2021	29,364	$120,980	29,364	$120,980
	2/23/2022	-	-	53,615	$220,894
Aina E. Konold	12/10/2019[5]	173,332	$714,128	-	-
	2/16/2021	2,354	$9,698	-	-
	5/14/2021	9,044	$37,261	9,044	$37,261
	2/23/2022	-	-	33,027	$136,071
John R. Goelz	4/5/2021	12,270	$50,552	-	-
	5/14/2021	6,269	$25,828	6,269	$25,828
	2/23/2022	-	-	26,164	$107,796
Christopher K. Quatrochi	5/5/2020	23,915	$98,530	18,118	$74,646
	2/16/2021	1,739	$7,165	-	-
	5/14/2021	6,680	$27,522	6,680	$27,522
	2/23/2022	-	-	27,880	$114,866
Garry R. Wiseman	10/26/2020	18,764	$77,308	-	-
	2/16/2021	1,873	$7,717	-	-
	5/14/2021	7,194	$29,639	7,194	$29,639
	2/23/2022	-	-	30,025	$123,703

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1Options granted under our 2015 LTIP and prior plans generally expire seven years from the date of grant. All options described in the table were granted under our 2015 LTIP.

2Option awards vest in three equal annual installments, beginning on the first anniversary of the grant date.

3RSUs vest in three equal annual installments, beginning on the first anniversary of the grant date.

4PSU awards will be earned and vest if the applicable performance goal(s) have been achieved at the end of the three-year performance period.

5RSU inducement grants awarded on December 11, 2019 outside of our 2015 LTIP. Ms. Konold received an initial inducement grant of 200,000 RSUs of which 66,667 vested December 2020 and 2021, and received a second inducement grant of 160,000 RSUs of which 53,334 vested May 2021 and 2022.

Options Exercised & Stock Vested

The following table provides information about options exercised and stock awards vested for the NEOs from January 1, 2021 to March 31, 2022.

Option Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise[1]
James Barr, IV	227,388	$2,610,742
Aina E. Konold	-	-
John R. Goelz	-	-
Christopher K. Quatrochi	-	-
Garry R. Wiseman	-	-

Stock Awards

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting[1]
James Barr, IV	270,791	$4,046,964
Aina E. Konold	121,215	$1,305,998
John R. Goelz	-	-
Christopher K. Quatrochi	42,929	$914,299
Garry R. Wiseman	12,444	$124,093

1The market value realized was determined based on the NYSE closing price of our common stock on the date of exercise or the vesting date, as applicable.

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CEO Pay Ratio

As mandated by the Dodd-Frank Act, Item 402(u) of Regulation S-K requires us to disclose the ratio of the compensation of our Chief Executive Officer to the total compensation of our median employee. Mr. Barr, our Chief Executive Officer, had FY 2022 annual total compensation of $2,306,442. Our median employee had FY 2022 annual total compensation of $66,896. As a result, the ratio of Mr. Barr’s FY22 annual total compensation to our median employee’s FY 2022 annual total compensation was approximately 34.5 to 1.

Mr. Barr’s FY 2022 annual total compensation is reported in the Summary Compensation Table provided in this Proxy Statement and includes the dollar value of Mr. Barr’s base salary and bonus awards (cash and non-cash) under our short-term and long-term incentive plans. Consistent with the calculation of Mr. Barr’s FY 2022 annual total compensation, our median employee’s FY 2022 annual total compensation includes the dollar value of her or his wages plus overtime and bonus earned for the performance year FY 2022.

We chose March 31, 2022 as the date to identify our median employee. We identified our median employee using a cash compensation measure, consistently applied to all employees, that included each employee’s cash base salary or wages plus overtime and cash bonus paid under our short-term incentive plan(s). This measure consistently excluded non-cash compensation, such as equity awards, and also consistently excluded certain cash compensation, such as 401(k) matching contributions. In addition, wages and salaries were annualized for those employees that were not employed for the full FY 2022. In identifying our median employee, we included all employees worldwide.

Potential Payments Upon Termination Or Change-In-Control

Severance Terms

Each of our NEOs is employed “at-will,” meaning employment may be terminated by either party with or without cause. However, we believe that modest post-employment benefits are an important factor in maintaining the stability of our executive management team. We have separate severance arrangements with each of our currently-employed NEOs under their respective employment agreements. These documents outline the terms and conditions of the post-employment benefits.

The agreements provide that, in the event of an involuntary termination of employment for reasons other than cause, the Company will pay severance of twelve months for Mr. Barr, nine months for Ms. Konold, six months for Mr. Goelz and Mr. Wiseman and four months for Mr. Quatrochi of the employee’s base salary. In general, the definition of “cause” includes: indictment or conviction of the employee for a crime that, in our judgment, makes the employee unfit or unable to perform his or her duties, or adversely affects our reputation; employee dishonesty related to his or her employment; violation of key Company policies; insubordination; serious conflicts of interest or self-dealing; intentional or grossly negligent conduct by the employee that is significantly injurious to us; certain serious performance failures by the employee; and, death or disability of the employee. In addition, if the employee leaves for “good reason” (as such terms are defined in the applicable employment agreement), we may be obligated to pay separation benefits to the employee.

The agreements with our executives also provide for continuation, during the severance period, of health benefits under COBRA for the employee and covered dependents, at active employee premium rates. Refer to the table entitled “Post-employment ” and related notes for information regarding severance and post-employment benefits that may be payable to our NEOs upon their termination.

Distributions are subject to certain restrictions imposed by Internal Revenue Code Section 409A.

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Change in Control Terms

Except for Mr. Barr, Our NEO’s entered into new Change in Control Agreements (the ‘CIC Agreement’) in 2022. Under the terms of the CIC Agreement, if the employment of the NEO is terminated either involuntarily without Cause or voluntarily for Good Reason within 12 months after a Change in Control, the NEO will be eligible for the payments and benefits described below subject to the NEO’s timely execution, delivery and non-revocation of a Separation and Release Agreement:

•Severance pay equal to twelve (12) months of the NEO’s then current salary (or if greater, NEO’s salary immediately prior to the Change in Control).

•Continued payment, at the Company’s cost, current medical and dental coverage elected by the NEO as of the date of termination, up to twelve (12) months.

As defined in the CIC Agreements:

•“Change in Control” means either: (a) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (b) a merger, consolidation, share exchange or reorganization of the Company with one or more entities, as a result of which, immediately following such merger, consolidation, share exchange or reorganization, the shareholders of the Company as a group hold less than a majority of the ownership interests in or voting power of the surviving entity; (c) any person, entity or group, including any “person” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, directly or indirectly becomes the “beneficial owner” as defined in such Act, of fifty percent (50%) or more of ownership interests in or voting power of the Company; (d) the election of a majority of Directors to the Board of Directors who are nominated by any person or entity other than the members of the Board of Directors in existence as of the date of this Agreement or successors of such members nominated by such members; or (e) the dissolution or liquidation of the Company.

•“Cause” means (i) Executive’s indictment or conviction in a court of law for any felony that in the Company’s reasonable judgment makes Executive unfit for continued employment, prevents Executive from performing Executive’s duties or other obligations or adversely affects the reputation of Employer if Executive remained in Executive’s position; (ii) dishonesty by Executive related to employment with the Company that has a material adverse effect on the Company; (iii) violation of a key Company policy, this Agreement or the Business Protection Agreement (if any) by Executive Post (including, but not limited to, acts of harassment or discrimination, use of or being under the influence of unlawful drugs on the Company’s premises or while performing duties on behalf of the Company) that has a material adverse effect on the Company; (iv) insubordination (i.e. conduct such as refusal to follow direct orders of the Company’s Chief Executive Officer), provided, however, conduct based on adherence to legal requirements (i.e. tax and securities laws) shall not constitute insubordination; (v) Executive’s failure to perform minimum duties after warning and failure to correct to the Chief Executive Officer’s reasonable satisfaction within thirty (30) days after written notice to Executive; (vi) Executive’s competition with the Company, diversion of any corporate opportunity or other similarly serious conflict of interest or self-dealing incurring to Executive’s direct or indirect benefit and the Company’s detriment; or (vii) intentional or grossly negligent conduct by Executive that is significantly injurious to the Company or its affiliates after warning and failure to correct to the Chief Executive Officer’s reasonable satisfaction within thirty (30) days after written notice to Executive.

•“Good Reason” means the occurrence, without the consent of Executive, of any one or more of the following: (i) demotion to a position other than the position held as of the date of the Change in Control, provided that any such demotion (x) shall only constitute Good Reason during the ninety (90) day period following the date of such demotion (after which it shall be deemed waived by Executive if prior thereto Executive has not exercised the right to resign for Good Reason) and (y) shall only constitute Good Reason if Executive gives written notice to the Company of her intent

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to terminate this Agreement and the Company fails to remedy the same within thirty (30) days of after such notice; (ii) reduction of Executive’s base salary or target bonus, except to the extent ratably consistent with reductions applied to the base salaries and/or target bonuses of all of the members of the Company’s Executive Team; (iii) a material breach of this Agreement by Company; or (iv) a relocation of the Company’s headquarters by more than 25 miles.

Prior to Executive’s right to terminate employment for Good Reason, Executive shall give written notice to the Company of Executive’s intention to terminate employment due to Good Reason. Such notice shall state the act or acts or the failure or failures to act that constitute the grounds on which Executive’s Good Reason termination is based (the “Grounds”) and such notice shall be given within ninety (90) days of the occurrence of the Grounds. The Company shall have thirty (30) days upon receipt of the notice in which to cure such conduct, to the extent such cure is possible, and upon such cure, Executive shall no longer be able to terminate employment for Good Reason based on such Grounds.

To address the arrangement with Mr. Barr

Under his employment agreement dated July 29, 2019, Mr. Barr is eligible to receive severance payments and benefits upon a qualifying termination and in the event a change in control of our Company.

If Mr. Barr’s employment is terminated without cause or he leaves for good reason or remains an employee of the Company at the time the change in control is consummated, he will be eligible to receive:

•Severance pay equal to twelve (12) months of his base salary in effect at the date of termination.

•Continued payment, at the Company’s cost, of the Company portion of the current medical and dental coverage elected by Mr. Barr as of the date of termination for the duration of the severance period.

•Payment of the portion of his annual bonus prorated through the end of the month in which his employment ends to the extent of achievement of Company results and individual performance goals though that month.

•As a precondition to receipt of the severance benefits Mr. Barr acknowledges and understands that he must sign a separation and release agreement and he will not be entitled to receive any severance benefits until he executes and delivers the separation and release agreement, and the revocation period set forth in the separation and release agreement has expired.

•Accelerated vesting such that one hundred percent (100%) of his outstanding equity awards as of the date of termination shall immediately vest and stock options shall become exercisable for the duration of the option term without regard to any contingent vesting provisions set forth therein but otherwise in accordance with the plan and applicable stock units and option agreements.

•In the event a change in control of the Company occurs during his employment, if he remains an employee of the Company at the time the change in control is consummated, the Company shall accelerate vesting of his outstanding equity awards such that one hundred percent (100%) of his outstanding equity awards as of the date the change of control is consummated shall immediately vest and stock options shall become exercisable for the full option term without regard to any contingent vesting provisions set forth therein but otherwise in accordance with the plan and the applicable stock units and option agreements.

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Post Employment Benefits and Payments

The following table summarizes the potential payments to each of our NEOs under the Severance and Change in Control terms, in each case assuming such termination or separation occurred as of March 31, 2022.

Name	Executive Benefits and Payments Upon Termination	Change in Control and Involuntary Termination Without Cause or for Good Reason	Involuntary Termination Without Cause or for Good Reason
James Barr, IV	Salary Continuation or Severance[2]	$1,250,000	$1,250,000
	Accelerated Vesting of Stock Awards[1]	$2,822,888	$2,822,888
	Cobra benefits	$14,527	$14,527
	Total	$4,087,415	$4,087,415
Aina E. Konold	Salary Continuation or Severance	$385,000	$288,750
	Accelerated Vesting of Stock Awards[1]	$934,420
	Cobra benefits	$29,635	$15,265
	Total	$1,1349,055	$304,015
John R. Goelz	Salary Continuation or Severance	$305,000	$152,500
	Accelerated Vesting of Stock Awards[1]	$210,005
	Cobra benefits	$23,637	$9,400
	Total	$538,642	$161,900
Christopher K. Quatrochi	Salary Continuation or Severance	$325,000	$108,333
	Accelerated Vesting of Stock Awards[1]	$350,249
	Cobra benefits	$23,637	$6,267
	Total	$698,886	$114,600
Garry R. Wiseman	Salary Continuation or Severance	$350,000	$175,000
	Accelerated Vesting of Stock Awards[1]	$268,006
	Cobra benefits	$29,635	$10,177
	Total	$647,641	$185,177

1In accordance with the Amended and Restated 2015 Long-Term Incentive Plan and the underlying Grant Agreements, Stock Unit Awards granted to Grantees shall immediately vest if the Grantee is terminated by the Company for a reason other than Cause upon or within twelve (12) months following a Change in Control. Mr. Barr’s “Accelerated Vesting of Stock Awards” includes the value of his stock options if they were exercised at the closing price of $4.12 on March 31, 2022.

2Mr. Barr’s “Salary Continuation of Service” includes payment of the portion of his annual bonus prorated through the end of the month in which his employment ends to the extent of achievement of Company results and individual performance goals through that month, assuming target performance. This table reflects a full annual bonus without proration.

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Proposal No. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking shareholders to approve, on a non-binding, advisory basis, a resolution approving our executive compensation as reported in this Proxy Statement. We currently conduct this non-binding vote to approve executive compensation annually, and the next non-binding vote to approve executive compensation will take place at the FY 2023 annual meeting of shareholders.

We urge shareholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes how our executive compensation program is designed and operates, as well as the Summary Compensation Table and other related compensation tables, which provide additional information on the compensation of our named executive officers. The Board and the Committee believe that our executive compensation program has supported and contributed to our recent and long-term success and the creation of long-term shareholder value; and that these programs are effective in helping us attract and retain the high caliber of executive talent necessary to drive our business forward and build sustainable value for our shareholders.

In accordance with regulations issued under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking shareholders to approve the following non-binding, advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to Nautilus’ Named Executive Officers, as disclosed in the compensation tables and narrative discussion of the Proxy Statement for the 2022 Annual Meeting of Shareholders, is hereby APPROVED.

While this advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding, the Committee will carefully review and consider the voting results when making future decisions regarding our executive compensation program.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING NAUTILUS’ NAMED EXECUTIVE OFFICERS’ COMPENSATION.

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Proposal No. 3

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE NAUTILUS, INC. AMENDED 2015 LONG-TERM INCENTIVE PLAN

We are seeking shareholder approval to amend our Amended 2015 Long-Term Incentive Plan (the “Amended 2015 Plan”) to increase the number of shares reserved for issuance by 4,000,000 shares1. Our continuing ability to offer incentive awards under a long-term incentive plan is critical to our ability to attract, motivate and retain qualified personnel.

12,666,667 shares would be available to grant as full value awards after adjustment by reducing each share by one and a half (1.5) shares as per the Amended 2015 Plan.

Why We Believe You Should Vote for this Item

We believe our future success depends on our ability to attract, motivate, and retain high quality employees, directors and consultants. As highlighted in the fifth pillar of our North Star strategy, building organizational capabilities is an important piece to the Company’s digital transformation. The ability to provide stock-based awards has been critical to the immense progress we have made in attracting seasoned talent and leaders. And our ability to continue to recruit personnel will be critical to achieving our long term strategy as we compete for talent in an industry in which equity compensation is market practice and is expected by both existing personnel and prospective candidates.

The Board believes that equity-based compensation plans such as the Amended 2015 Plan serve many important purposes such as (i) allowing the Company to use a vehicle other than cash to compensate its employees and other key personnel and (ii) benefitting the interests of our shareholders by effectively linking employee compensation to the performance of our Common Stock. By maintaining a long-term incentive plan such as the Amended 2015 Plan, the Committee is able to design and implement executive compensation programs to recruit and retain our key employees, compensate those employees based on the performance of the Company and other individual performance factors, align the goals and objectives of our employees with the interests of our shareholders and promote a focus on long-term value creation.

The Company has made significant strides to attract highly talented personnel for its digital transformation and long term growth strategy and would be at a severe competitive disadvantage if we could not use stock-based awards to continue to recruit and compensate our talent to continue our journey. If the amendment is not approved, we would not be able to make customary long term incentive equity grants under the Amended 2015 Plan this year and we would be required to rely more heavily on long term incentives using cash. This would increase our cash compensation expense, utilize cash that could otherwise be used to grow our business, make acquisitions, repay debt or for other corporate purposes, and reduce the alignment between our employees and our shareholders.

Equity Plan Overview

Our Board of Directors adopted our 2015 Long-Term Incentive Plan (the “2015 Plan”) on February 11, 2015, subject to shareholder approval. Nautilus shareholders approved the 2015 Plan at the Nautilus 2015 annual meeting of shareholders on April 28, 2015. The 2015 Plan provides for the grant of awards to eligible employees, directors, and consultants in the form of stock options, stock appreciation rights, restricted stock awards, restricted stock units, and performance units.

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In April 2020, our Committee recommended and our Board of Directors approved an amendment to the 2015 Plan, which the Nautilus shareholders approved at the 2020 annual meeting. This Amended 2015 Plan increased the number of shares of our common stock available for issuance under the Amended 2015 Plan by 2,000,000 shares, from 4,769,292 shares to 6,769,292 shares. In addition, it added multiple shareholder friendly elements to the Amended 2015 Plan including:

•requires that ninety-five percent (95%) of the awards cannot become vested prior to the first anniversary of the date of grant of each such award

•prohibits any vesting acceleration solely upon our change in control

•permits 100% vesting acceleration of an award, if the award holder is terminated by us for a reason other than cause upon or within twelve (12) months following our change in control

•prohibits the issuance of dividends or dividend equivalents with respect to unissued or unvested shares under any award

•requires that all awards be subject to clawback or recoupment pursuant to our compensation clawback or recoupment policy

•reduces the aggregate number of shares available for issuance under the 2015 Plan by one and a half (1.5) shares for each share delivered in settlement of any stock appreciation rights, restricted stock, restricted stock unit or performance unit award, and one (1) share for each share delivered in settlement of a stock option award.

Shares Available for Future Awards

As of March 31, 2022, we had 31,467,688 shares of common stock outstanding and 1,152,428 unadjusted shares remained available for grant under the Amended 2015 Plan. On that date, the closing price of our common stock as reported on the NYSE was $4.12 per share. In determining the number of additional shares requested for authorization, the Board of Directors and the Committee carefully considered our anticipated future equity needs and our historical equity compensation practices (including our historical “burn rate,” as discussed below). The number of additional shares being requested for authorization under the amendment to the Amended 2015 Plan is 4,000,000 shares.

While adding 4,000,000 shares to the Amended 2015 Plan will increase the potential dilution to our current shareholders, our Board believes that our equity compensation programs are appropriately managed. As shown in the table below, the potential dilution with the potential share request would be 16.32%

	Shares	Adjusted Shares	Common Shares Outstanding (CSO) Fully-Diluted Total[3]	Dilution[6]
Available Shares	1,152,428	768,285[1]	34,938,156[4]	2.20%
Outstanding Shares[3]	2,859,275	2,702,183[2]	34,938,156[4]	7.73%
Current Total (Available + Outstanding)	4,011,703	3,470,468	34,938,156[4]	9.93%
Potential Share Request	4,000,000	2,666,667[1]	37,604,823[5]	7.09%
Total	8,011,703	6,137,135	37,604,823[5]	16.32%

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1Divided by 1.5 fungible ratio (to reflect shares that can be granted as full value awards)

2Reflects 2,388,000 full value shares + (471,278 options divided by 1.5, to reflect difference in dilutive effect of stock options and full value share)

3Basic CSO = 31,467,688 shares outstanding on May 31, 2022.

4Fully-Diluted Total CSO = Basic CSO + Adjusted Shares Available + Adjusted Outstanding Shares

5Fully-Diluted Total CSO = Basic CSO + Adjusted Shares Available + Adjusted Outstanding Shares + Adjusted Share Request

6Dilution = Adjusted Shares divided by Fully-Diluted Total CSO.

New Plan Benefits

We cannot currently determine the benefits or number of shares subject to awards that may be granted to our executive officers, employees, or directors under our Equity Plan. Following the 2022 Annual Meeting, we intend to make annual equity grants generally consistent with our historic practice and subject to limits as set forth in Section 6(b) of our Amended 2015 Plan, attached to this proxy statement as Appendix A.

Disclosure with Respect to Equity Compensation Plan

For a table providing information as of March 31, 2022, concerning equity awards granted under our Amended 2015 Plan, please see the Director and Executive Compensation sections of this Proxy statement.

Burn Rate

The Company’s three-year unadjusted average annual burn rate as of March 31, 2022 is 5.17%. The higher burn rate in FY 2020 was primarily due to a very low stock price and new grants given to Jim Barr as part of his recruitment package. Additionally, the FY 2021 period includes equity grants given during the Transition Period.

	FY 2020	FY 2021 + Transition Period	FY 2022
Options Granted	682,000	15,000	0
Full-Value Shares Granted	1,168,000	1,407,000	1,410,000
Total Granted	1,850,000	1,422,000	1,410,000
Weighted Average # of Common Shares Outstanding	29,684,000	30,007,000	31,029,000
Burn Rate	6.23%	4.74%	4.54%
3-year average (unadjusted) burn rate of 5.17%

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Summary of the Amended 2015 Plan

Types of Awards

The Amended 2015 Plan permits the grant of awards to certain of our employees, directors and consultants. Types of awards include:

• stock options;• stock appreciation rights or SARs;

• restricted stock; and • restricted stock units and performance units.

Eligibility

Awards may be granted under the Amended 2015 Plan to any person who is (i) our employee, (ii) a non-employee member of our Board of Directors or the board of directors of our subsidiary or (iii) a consultant who provides services to us.

Administration

The Committee will generally administer the Amended 2015 Plan, except that our Board administers the Amended 2015 Plan with respect to awards made to its non-employee directors. The Committee is wholly comprised of directors who are deemed “independent” under applicable rules of the New York Stock Exchange and the SEC.

The Committee has full power and authority to determine when and to whom awards will be granted, including the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Amended 2015 Plan. In addition, the Committee has the authority to interpret the Amended 2015 Plan and the awards granted under the plan, and establish rules and regulations for the administration of the Amended 2015 Plan.

The Committee may delegate certain ministerial duties associated with the Amended 2015 Plan to our officers, including, for example, the maintenance of records of the awards. The Committee may also delegate the authority to grant awards to a subcommittee comprised of one or more Board members, or to executive officers of the Company, provided that such subcommittee or executive officers cannot be authorized to grant awards to executive officers.

Types of Awards

Under the Amended 2015 Plan, the Committee may grant stock options, stock appreciation rights, restricted stock, restricted stock units and performance units. Awards may be granted alone, in addition to, or in combination with any other award granted under the Amended 2015 Plan. Subject to the limitations set forth in the Amended 2015 Plan, the terms and conditions of each award will generally be governed by the particular document or agreement granting the award.

Stock Options.

Stock options may either be incentive stock options, which must comply with Section 422 of the Internal Revenue Code, or non-qualified stock options. The Committee sets option exercise prices and other terms of stock options, except that the exercise price of stock options granted under the Amended 2015 Plan must be at least 100% of the fair market value of the Company’s common stock on the date of grant. Unless the Committee otherwise determines, fair market value means, as of a given date, the closing price of our common stock on that date. At the time of grant, the Committee determines when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed ten (10) years. The option exercise price will be paid in cash or in such other form permitted by the Committee, including without limitation by delivery of already owned shares with a value equal to the exercise price, withholding of shares otherwise issuable under the stock option, and/or by payment under a broker-assisted sale and remittance program acceptable to the Committee.

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Stock Appreciation Rights.

Stock appreciation rights (“SARs”) may be granted independently or in combination with an award of stock options. SARs typically will provide for payments to the recipient based upon increases in the price of our common stock over the exercise price of the award. The exercise price of a SAR will be determined by the Committee, which will not be less than the fair market value of our common stock over the exercise price of the award. The Committee may elect to pay SARs in cash or in common stock or in a combination of cash and common stock. The term for a SAR may be set by the Committee but in no event will the term exceed ten (10) years from the date of grant.

Restricted Stock Awards.

Restricted stock awards consist of shares granted to a participant that are subject to one or more risks of forfeiture. Restricted stock awards may be subject to risk of forfeiture based on the passage of time and/or the satisfaction of other criteria, such as continued employment, or achievement, as determined by the Committee, of individual or Company performance criteria. Recipients of restricted stock awards are entitled to vote and receive dividends attributable to the vested shares underlying the award beginning on the grant date.

Restricted Stock Units.

Stock units consist of a right to receive shares in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the performance period as the Committee may specify, including, for example, continued employment with us and/or achievement, as determined by the Committee, of individual or Company performance criteria. Settlement of stock units will be made in shares, cash or a combination thereof, as determined by the Committee, at the times(s) and in the manner set forth in the applicable restricted stock unit agreement. Recipients of restricted stock units have no rights as a shareholder with respect to any shares covered by the award until the date a stock certificate or book entry evidencing such shares is issued or made, respectively.

Performance Units.

Performance units consist of the right, upon achievement of goals established for the performance period, to receive shares, cash or a combination thereof, as determined by the Committee, at the time(s) and in the manner set forth in the applicable performance unit agreement. The Committee establishes the performance goals and, after the performance period has ended, the extent to which the established performance goals have been achieved. Recipients of performance awards have no rights as a shareholder with respect to any shares covered by the award until the date a stock certificate or book entry evidencing such shares is issued or made, respectively.

Minimum Award Price

The exercise price per share under a stock option or stock appreciation right must not be less than 100% of the fair market value of a share of our common stock on the date of grant. “Fair market value” is defined in the Amended 2015 Plan, and generally refers to the closing price per share of our common stock on the New York Stock Exchange on the date of grant.

The Committee determines the price at which restricted stock or restricted stock units can be sold or awarded to a participant, and such prices vary from time to time and among participants. With respect to performance units, the Committee has the authority to grant performance units at any time or from time to time based on achievement of certain goals relating to performance, and such units may be awarded either alone or in addition to other awards granted under the Amended 2015 Plan.

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Duration of Awards

Each stock option or stock appreciation right under the Amended 2015 Plan will be exercisable during the period prior to the expiration of the stock option or stock appreciation right as determined by the Committee. The Committee will have the right to make the timing of the ability to exercise any stock option or stock appreciation right subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee. The restricted stock or restricted stock unit or performance unit agreement may provide for the forfeiture or cancellation of the restricted stock or restricted stock unit award, in whole or in part, in the event of the termination of employment or service of the participant to whom it was granted.

Ninety-five percent (95%) of the awards cannot become vested prior to the first anniversary of the date of grant of each such award; there will be no vesting acceleration upon our change in control; and the vesting of one hundred percent (100%) of an award will become fully accelerated if the award holder is terminated by us for a reason other than cause upon or within twelve (12) months following our change in control.

Means of Purchasing Stock Option Awards

The exercise price of a stock option may be paid in cash or any other means of payment as may be permitted by the Committee, including:

•delivery of shares already owned;

•withholding (either actually or by attestation) of shares otherwise issuable under the stock option; and/or

•payment under a broker-assisted sale and remittance program acceptable to the Committee.

Required Award Elements

Each restricted stock agreement and each restricted stock unit agreement will contain provisions regarding: the number of shares subject to the award or a formula for determining such; the purchase price of the shares, if any, and the means of payment for the shares; the performance criteria and level of achievement, if any, that will determine the number of shares granted, issued, retainable and/or vested; such terms and conditions on the grant, issuance, vesting and/or forfeiture of the shares as may be determined from time to time by the Committee; restrictions on the transferability of the shares; and such further terms and conditions as may be determined from time to time by the Committee.

With respect to performance units, the Committee will determine the extent to which the established performance goals (to be established by the Committee) have been achieved, after the applicable performance period (as defined in the Amended 2015 Plan) will have ended.

Term and Amendment of the Amended 2015 Plan

Our Board may amend, alter or discontinue the Amended 2015 Plan at any time. However, no amendment or alteration may be made which would impair the rights of any participant under any award without such participant’s consent; provided that no such consent will be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either:

•is required or advisable in order for the Company, the Amended 2015 Plan or the award to satisfy any law or regulation or to meet the requirements of any accounting standard; or

•is not reasonably likely to significantly diminish the benefits provided under such award, or that any such diminishment has been adequately compensated.

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Subject to earlier termination by our Board of Directors, the Amended 2015 Plan will remain available for the grant of awards until the earliest of (i) April 28, 2025, or (ii) the date on which all shares available for issuance under the Amended 2015 Plan have been issued as fully-vested Shares. The expiration of the Committee’s authority to grant awards under the Amended 2015 Plan will not affect the operation of the terms of the Amended 2015 Plan or the Company’s and participants’ rights and obligations with respect to awards granted on or prior to the expiration date of the Amended 2015 Plan.

Transferability

Unless otherwise provided by the Committee, awards under the Amended 2015 Plan may only be transferred by will or the laws of descent and distribution. The Committee may permit further transferability pursuant to conditions and limitations that it may impose, except that no transfers for consideration will be permitted.

Dividends

Under Proposal No. 3, no adjustment will be made in shares issuable under an award on account of cash dividends that may be paid or other rights that may be issued to the holders of our common stock before the issuance or vesting of shares under an award, and in no event will unissued or unvested shares under any award receive dividends or dividend equivalent amounts.

Recoupment Policy

Under Proposal No. 3, subject to applicable law, all awards will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by us or required by law during the term of an award recipient’s service with us. This clawback or recoupment policy may require the cancellation of outstanding awards and the clawback or recoupment of any gains realized under awards.

Resale Restrictions

Employees and consultants who are not “affiliates” of the Company may resell without restriction any shares acquired under the Amended 2015 Plan. Affiliates may resell shares pursuant to a separate registration statement or the provisions of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), without regard to the one-year holding period thereunder. An “affiliate” is defined under the Securities Act as a person who directly or indirectly controls the Company’s activities and, ordinarily, includes directors and officers.

Federal Income Tax Matters

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Amended 2015 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Award recipients should seek, and must depend upon, the advice of their own tax advisors regarding the specific tax consequences of a grant or exercise of an award and the sale of shares covered by awards.

Options.

Under present law, an optionee will not recognize any taxable income on the date a non-qualified option (“NSO”) is granted pursuant to the Amended 2015 Plan. Upon exercise of the option, however, the optionee must recognize,

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in the year of exercise, compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of our common stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which NSOs are exercised equal to the amount of ordinary income recognized by those optionees exercising options, and must comply with applicable tax withholding requirements.

Incentive stock options (“ISOs”) granted under the Amended 2015 Plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code. Under Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option’s grant until three months before the date of exercise been an employee of ours. The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an ISO. This favorable tax treatment for the optionee, and the denial of a deduction for the Company, will not, however, apply if the optionee disposes of the shares acquired upon the exercise of an incentive stock option within two (2) years from the granting of the option or one (1) year from the receipt of the shares.

Stock Appreciation Rights.

Generally, a recipient of a SAR will recognize compensation taxable as ordinary income equal to the value of the shares of Company common stock or the cash received in the year that the stock appreciation right is exercised. The Company normally will receive a corresponding deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

Restricted Stock Awards.

Generally, no income is taxable to the recipient of a restricted stock award in the year that the award is granted. Instead, the recipient will recognize compensation taxable as ordinary income equal to the fair market value of the shares in the year in which the risks of forfeiture restrictions lapse. Alternatively, if a recipient makes an election under Section 83(b) of the Internal Revenue Code, the recipient will, in the year that the restricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date of the award. The Company normally will receive a corresponding deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

Restricted Stock Units.

A recipient of restricted stock units will generally recognize compensation taxable as ordinary income in an amount equal to the fair market value of the shares (or the amount of cash) distributed to settle the stock units on the vesting date(s). The Company normally will receive a corresponding deduction at the time of vesting, equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

Performance Awards.

A recipient of performance awards will recognize compensation taxable as ordinary income equal to the value of the shares of Company common stock or the cash received, as the case may be, in the year that the recipient receives payment. The Company normally will receive a deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

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Code Section 409A.

The Company intends that awards granted under the Amended 2015 Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding.

We are authorized to deduct or withhold from any award granted or payment due under the Amended 2015 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the Amended 2015 Plan until all tax withholding obligations are satisfied.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE NAUTILUS, INC. AMENDED 2015 LONG-TERM INCENTIVE PLAN

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AUDIT COMMITTEE REPORT TO SHAREHOLDERS *

Our Audit Committee has reviewed and discussed with our management and Grant Thornton LLP (“Grant Thornton”) our audited consolidated financial statements and managements report on internal control over financial reporting for the year ended March 31, 2022. Our Audit Committee has also discussed with Grant Thornton the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees.”

Our Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our Audit Committee concerning independence and has discussed with Grant Thornton its independence from us.

Based on the review and discussions referred to above, our Audit Committee recommended to our board of directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended March 31, 2022 for filing with the U.S. SEC.

Respectfully Submitted,

Marvin G. Siegert, Chairman	Anne G. Saunders	Kelley Hall
Patricia M. Ross	Richard A. Horn	Ruby Sharma

*The information contained in the Report of the Audit Committee shall not be deemed “soliciting material” or be incorporated by reference by any general statement incorporating this proxy statement into any filings under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent Nautilus specifically incorporates such report by reference, and further, such Report shall not otherwise be deemed filed under the Acts.

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Proposal No. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR END MARCH 31, 2023

The Audit Committee approved the decision to change accountants and appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to audit our consolidated financial statements and internal controls over financial reporting for the fiscal year ending March 31, 2023. Although we are not required to seek shareholder approval of this appointment, the Board has determined it to be sound corporate governance to do so. If the appointment is not ratified by shareholders, the Audit Committee will investigate the possible basis for the negative vote and will reconsider the appointment in light of the results of its investigation.

Grant Thornton has served as our independent registered public accounting firm since March 1, 2021. A representative of Grant Thornton is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of Grant Thornton if the representative so desires, and the representative will be available to respond to appropriate shareholder questions.

We understand the need for Grant Thornton to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Grant Thornton, our Audit Committee has restricted the non-audit services that Grant Thornton may provide. These determinations are among the key practices adopted by the Audit Committee in its Policies and Procedures for the Approval of Audit and Non-audit Services Provided by the Independent Auditor (the “Independent Auditor Pre-Approval Policy”). Under the Independent Auditor Pre-Approval Policy, we may use Grant Thornton for the following categories of non-audit services only with the pre-approval of the Audit Committee: merger and acquisition due diligence and audit services; tax services; employee benefit plan audits; and reviews and procedures that we engage Grant Thornton to undertake to provide assurances on matters not required by laws or regulations. All of the services performed by Grant Thornton in 2021 and KPMG in 2020 were pre-approved in accordance with the Independent Auditor Pre-Approval Policy.

We employed KPMG as our independent registered public accounting firm until we dismissed KPMG on March 1, 2021. KPMG’s report on the financial statements for the past two years were unqualified opinions and there were no disagreements between the Company and KPMG.

The following table presents fees for professional audit services rendered by Grant Thornton and KPMG for the audits of our annual financial statements for the fiscal years ended March 31, 2022, the Transition Period and December 31, 2020, respectively, and fees billed for other services rendered by such firms during those periods.

Types of Fees	FY 2022 + Transition Period	FY 2020
Audit Fees[1]	$595,010	$830,640
Audit-Related Fees[2]	-	-
Tax Fees[3]	$138,409	$111,505
All Other Fees[4]	-	-
Total	$733,419	$942,145

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1Fees for the audit of our consolidated financial statements included in Annual Reports on Form 10-K, review of our condensed consolidated financial statements included in Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with our statutory and regulatory filings or engagements, including the audit of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002. The FY 2022 + Transition Period fees were rendered by Grant Thornton and the FY 2020 fees were rendered by KPMG.

2Audit-related fees includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

3Fees billed for tax compliance, tax advice and tax planning services rendered during the respective periods. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state and international income tax matters, assistance with sales tax and assistance with tax audits.

4All other fees includes fees for services other than the services reported in audit fees, audit-related fees and tax fees.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of our independent registered public accounting firm.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR END MARCH 31, 2023.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as persons who own more than 10% of our outstanding common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock. Based solely on a review of copies of such forms filed with the SEC and written representations from our executive officers, directors and 10% shareholders that no other reports were required to be filed during the fiscal year ended March 31, 2022, we believe that all Section 16(a) filing requirements attributable to Nautilus were timely made with respect to the fiscal year ended March 31, 2022; except that: due to administrative errors, Ms. Raim, filed one Form 4 late relating to the vesting of her RSUs and the withholding of shares by the Company for taxes due upon vesting of her RSUs; Mr. Siegert filed one Form 4 late relating to an administrative error calculating the date of acquisition of Company stock in March 2022; Mr. Collins filed one Form 4 late relating to his sale of Company stock in March 2021; and Mr. Chan and Ms. Hall each filed their respective Form 3 late due to administrative challenges related to getting EDGAR codes in a timely manner

CODE OF ETHICS

We have adopted the Nautilus, Inc. Code of Business Conduct and Ethics (the “Code of Ethics”), which applies to all of our directors, officers and employees. You can view the Code of Ethics on our website at www.nautilusinc.com. A copy of the Code of Ethics will be provided in print without charge to all interested parties who submit a request in writing to Nautilus, Inc., 17750 S.E. 6th Way, Vancouver, Washington 98683, Attn: Corporate Communications.

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HOUSEHOLDING

In accordance with applicable regulations, we deliver a single Annual Report and Proxy Statement to certain persons who share an address, unless we have been notified that such persons prefer to receive individual copies of those documents. This practice is referred to as “householding.” If you reside at an address that received only one copy of proxy materials as a result of householding, we will deliver additional copies at no cost to you promptly upon oral or written request. If you wish to receive separate copies in the future, please contact us at Nautilus, Inc., 17750 S.E. 6th Way, Vancouver, Washington 98683, or by phone at (360) 859-2900. If you and others living at your address received multiple copies of proxy materials and prefer to receive a single copy, you may request that a single copy be sent in the future by contacting us as described above.

OTHER MATTERS

As of the date of this Proxy Statement, the Board is not aware of any other matters that may come before the Annual Meeting. The persons named in the enclosed proxy card intend to vote the proxy in accordance with their best judgment if any other matters properly come before the Annual Meeting.

We will provide, without charge, on the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting, a copy of our Annual Report on Form 10-K as filed with the SEC for our fiscal year ended March 31, 2022. Written requests should be mailed to Nautilus, Inc., 17750 S.E. 6th Way, Vancouver, Washington 98683, Attn: Company Secretary.

Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors

ALAN L. CHAN

Secretary

Vancouver, Washington

June 17, 2022

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1. PURPOSE

The purpose of the Nautilus, Inc. 2015 Long-Term Incentive Plan (the "Plan") is to advance the interests of Nautilus, Inc., a Washington corporation ("Nautilus"), and its Subsidiaries (Nautilus and its Subsidiaries hereinafter collectively, the "Corporation"), by enhancing the Corporation's ability to attract and retain highly qualified personnel and directors and aligning the long-term interests of participants with those of shareholders. This Plan permits the grant of stock options, stock appreciation rights, restricted stock, performance units and stock units, each of which shall be subject to such conditions based upon continued employment, passage of time or satisfaction of performance criteria as shall be specified pursuant to the Plan.

2. DEFINITIONS

(a) "*Administrator*" means the officer or officers of the Corporation appointed by the Committee to perform certain Plan ministerial functions pursuant to subsection 3(b).

(b) "*Award*" means a Stock Option, Stock Appreciation Right, Restricted Stock, Performance Unit or Stock Unit granted to a Participant pursuant to the Plan.

(c) "*Award Agreement*" means (as applicable) an Option Agreement, an SAR Agreement, a Restricted Stock Agreement, a Stock Unit Agreement and/or a Performance Unit Agreement.

(d) "*Board of Directors*" means the Board of Directors of Nautilus.

(e) "*Change in Control*" means either: (a) the sale, liquidation or other disposition of all or substantially all of the Company's assets; (ii) a merger or consolidation of the Company with one or more corporations as a result of which, immediately following such merger or consolidation, the shareholders of the Company as a group hold less than a majority of the outstanding capital stock of the surviving corporation; or (iii) any person or entity, including any "person" as such term is used in Section 13(d) (3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the "beneficial owner" as defined in the Exchange Act, of shares of the Common Stock representing fifty percent (50%) or more of the combined voting power of the voting securities of the Company.

(f) "*Cause*" means (i) Participant's indictment or conviction in a court of law for any felony that in the Company's reasonable judgment makes Participant unfit for continued employment, prevents Participant from performing Participant's duties or other obligations or adversely affects the reputation of the Company if Participant remained in Participant's position; (ii) dishonesty by Participant related to Participant's employment that has an adverse effect on the Company; (iii) violation of a key Company policy, the employment agreement, offer letter or the Business Protection Agreement between Participant and the Company (including, but not limited to, acts of harassment or discrimination, use of or being under the influence of unlawful drugs on the Company's premises or while performing duties on behalf of the Company) that has an adverse effect on the Company; (iv) insubordination (i.e. conduct such as refusal to follow direct orders of the Participant's manager), provided, however, conduct based on adherence to legal requirements (i.e. tax and securities laws) shall not constitute insubordination; (v) Participant's failure to perform minimum duties after warning and failure to correct to the Company's reasonable satisfaction; (vi) Participant's competition with the Company, diversion of any corporate opportunity or other similarly serious conflict of interest or self-dealing incurring to Participant's direct or indirect benefit and the Company's detriment; or (vii) intentional or grossly negligent conduct by Participant that is injurious to the Company or its affiliates after warning and failure to correct to the Company's reasonable satisfaction.

(g) "*Code*" means the Internal Revenue Code of 1986, as amended from time to time and any successor thereto, the Treasury Regulations promulgated thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or Treasury Department. Any reference to a section of the Code shall be deemed to include such regulations and guidance and any successor provision of the Code.

(h) "*Committee*" means the Compensation Committee of Nautilus.

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(i) "*Common Stock*" means the common stock, without par value, of Nautilus authorized for issuance by Nautilus.

(j) "*Exchange Act*" means the Securities Exchange Act of 1934, as amended from time to time. Any reference to a section of the Exchange Act shall include any successor provision of the Exchange Act.

(k) "*Executive Officer*" means any "officer" of Nautilus as such term is defined in Rule 16a· I under the Exchange Act.

(l) "*Fair Market Value*" means, with respect to any given date, the value of a Share determined as follows:

(1) If the Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading, as reported in The Wall Street Journal or such other source as the Committee deems reliable (or, if there are no reported sales on such date, on the last date prior to such date on which there was a reported sale);

(2) If the Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices of a Share as reported in The Wall Street Journal, or as quoted by an established quotation service for over-the-counter securities, or as reported by such other source as the Committee deems reliable, and if there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value; or

(3) If none of the foregoing is applicable, by the Committee in good faith and in a manner that satisfies Code Sections 409A and 422(c)(1), as applicable.

(m) "*Incentive Stock Option*" or "ISO" means a Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Code Section 422.

(n) "*Nonqualified Stock Options*" or "NSO" means a Stock Option other than an Incentive Stock Option.

(o) "*Option Agreement*" means the document(s) evidencing the Award of a Stock Option.

(p) "*Outside Director*" means a member of the Board of Directors who is not otherwise an employee of the Corporation.

(q) "*Participants*" means those individuals who hold unexercised Awards and any authorized transferee of such individuals.

(r) "*Performance Period"* means the period described in subsection l0(d) during which a Performance Unit Award is earned.

(s) "*Performance-Based Award*" means an Award that vests only upon the satisfaction of one or more of the Qualifying Performance Criteria specified in subsection 11(b).

(t) "*Performance Unit*" means and Award granting the right to receive Shares or cash upon achievement of certain goals related to performance as stated in a Performance Unit Agreement.

(u) "*Performance Unit Agreement*" means the document(s) evidencing a Performance Unit Award.

(v) "*Plan*" means the Nautilus, Inc. 2015 Long Term Incentive Plan as stated in this document and any amendments to it.

(w) "*Qualifying Performance Criteria*" has the meaning set forth in subsection l l(b).

(x) "*Restricted Stock Award*" means an Award of Shares, the grant, issuance, retention, vesting, termination and/or forfeiture of which is subject to the terms and conditions stated in a Restricted Stock Agreement.

(y) "*Restricted Stock Agreement*" means the document(s) evidencing an Award of Restricted Stock.

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(z) "*SAR Agreement*" means the document(s) evidencing a Stock Appreciation Right Award.

(aa) "*Share*" means a share of Common Stock or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in Section 12.

(ab) "*Stock Appreciation Right*" or "SAR" means a right to receive, in cash or stock (as determined by the Committee), an amount, with respect to a specific number of Shares, equal to or otherwise based on the excess of:

(1) The market value of a Share at the time of exercise over;

(2) The exercise price of the right, subject to the terms and conditions stated in the SAR Agreement.

(ac) "*Stock Option*" means a right to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the Option Agreement. The Committee may grant Stock Options intended to qualify as Incentive Stock Options and Stock Options that are Nonqualified Stock Options, as the Committee, in its sole discretion, shall determine.

(ad) "*Stock Unit Award*" means an Award of a right to receive, in cash or stock (as determined by the Committee), the market value of one Share, the grant, issuance, retention, vesting, termination and/or forfeiture of which is subject to the terms and conditions stated in a Stock Unit Agreement.

(ae) "*Stock Unit Agreement*" means the document(s) evidencing a Stock Unit Award.

(af) "*Subsidiary*" means any corporation, partnership, joint venture, limited liability company or other entity in which at least 50% or more of the voting power or economic interests is owned, directly or indirectly, by Nautilus.

3. ADMINISTRATION

(a) **Administration by the Committee or Board**.

(1) Subject to paragraph (2) below, this Plan shall be administered by the Committee in accordance with its Charter.

(2) The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee's exercise thereof and, in such instances, references in the Plan to the Committee shall refer to the Board of Directors.

(b) **Delegation**.

(1) The Board of Directors or the Committee may delegate to one or more separate committees (a "Subcommittee") composed of one or more members of the Board of Directors who are Outside Directors (and who may but need not be members of the Committee) the ability to grant Awards and take the other actions described in subsection 3(c) with respect to any Participant who is not an Executive Officer, and such actions shall be treated for all purposes as if taken by the Committee.

(2) The Committee may delegate to an Executive Officer the authority to grant Awards within parameters established by the Committee to any Participant who is not an Executive Officer.

(3) Any action by any such Subcommittee or Executive Officer within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee, and references in this Plan to the Committee shall include any such Subcommittee or Executive Officer.

(4) The Committee may delegate certain ministerial functions with respect to the administration of the Plan to an officer or officers of the Corporation (an "Administrator") as follows:

(A) Subject to paragraphs (B) and (D) below, the Administrator(s) shall have the authority to:

(i) Execute and distribute documents, instruments and other agreements evidencing or relating to Awards granted under this Plan;

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(ii) To maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards;

(iii) To process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award; and

(iv) To take such other actions as the Committee may specify.

(B) In no case shall any Administrator be authorized to grant Awards under the Plan or to take any discretionary actions with respect to the Plan or any Award, including, by way of example and not of limitation, interpreting the provisions of the Plan or any Award.

(C) Any action by any Administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee, and references in this Plan to the Committee shall include any such Administrator, provided that the actions and interpretations of any such Administrator shall be subject to final review and approval, disapproval or modification by the Committee.

(D) Notwithstanding anything to the contrary in this subsection 3(b), no power or authority may be delegated that is required by law, regulation or applicable stock exchange listing standards to be exercised by the Committee.

(c) **Powers of the Committee**. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of the Plan, including, without limitation, the following:

(1) To prescribe, amend and rescind rules, policies and practices relating to the administration of the Plan and to define terms not otherwise defined in the Plan;

(2) To determine which persons are Participants, to which of such Participants, if any, Awards shall be granted under the Plan, and the timing of any such Awards;

(3) To grant Awards to Participants and, subject to the terms of the Plan, determine the terms and conditions of each Award, including the number of Shares covered by each Award, the exercise or purchase price, and any terms or conditions relating to vesting, exercise, forfeiture or expiration, which terms may, but need not be, conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events or other factors, provided that in no event will any portion of an Award become vested prior to the first anniversary of the date of grant of such Award (except in the case of death or disability and except that up to 5% of the Shares authorized for grant pursuant to Section 6(a) may be granted with a minimum vesting schedule of less than one year) and provided that in no event will any portion of an Award become vested immediately prior to or upon a Change in Control, except that each Award will become fully vested if the Participant holding the Award is terminated by the Company for a reason other than Cause upon or within twelve (12) months following the Change in Control;

(4) To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(5) To prescribe and amend the terms of the Award Agreements and related documents and instruments pursuant to which Awards may be settled or exercised or beneficiaries may be designated;

(6) To determine whether, and the extent to which, adjustments are required pursuant to Section 12;

(7) To determine whether and to what extent an Award may be settled in cash, Shares, or a combination thereof;

(8) To interpret and construe the Plan, any rules, polices or procedures relating to the Plan and the terms and conditions of any Award Agreement and related documents and instruments pursuant to which

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Awards may be settled or exercised or beneficiaries may be designated, and to make exceptions to any such provisions in good faith and for the benefit of the Corporation; and

(9) To make all other determinations deemed necessary or advisable for the administration of this Plan.

(d) **Effect of Change in Status**. The Committee shall have the discretion to determine the effect upon an Award of a change in a Participant's employment status (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status), including the vesting, expiration or forfeiture of an Award in the case of:

(1) Any individual who is employed by an entity that ceases to be a Subsidiary;

(2) Any leave of absence approved by the Corporation;

(3) Any transfer between locations of employment between Nautilus and any Subsidiary or between any Subsidiaries;

(4) Any change in the Participant's status from an employee to a consultant or member of the Board of Directors, or vice versa; and

(5) Any employee who at the request of the Corporation becomes employed by any partnership, joint venture, limited liability company, corporation or other entity that is not a Subsidiary.

(e) **Determinations of the Committee**. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final, conclusive and binding on all persons, including, the Participants and any other individual claiming benefits or rights under the Plan. Any dispute regarding the interpretation of the Plan or any Award shall be submitted by the Participant to the Committee for review. The resolution of such a dispute by the Committee shall be final, conclusive and binding on the Participant. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any attorneys, consultants and accountants as it may select.

4. PARTICIPANTS

Awards under the Plan may be granted to:

(a) Any employee of the Corporation;

(b) Any non-employee member of the Board of Directors or the board of directors (or other governing body) of any Subsidiary; and

(c) Any non-employee consultant who provides services to the Corporation.

5. EFFECTIVE DATE AND EXPIRATION OF PLAN

(a) **Effective Date**. This Plan was approved by the Board of Directors on February 12, 2015 and became effective on April 28, 2015 with shareholder approval at the 2015 Annual Meeting of the shareholders of Nautilus. The amendment and restatement of this Plan was approved by the Board of Directors on March 19, 2020, subject to shareholder approval at the 2020 Annual Meeting of the shareholders of Nautilus.

(b) **Expiration Date**.

(1) The Plan shall remain available for the grant of Awards until the earlier of:

(A) April 28, 2025; or

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6. SHARES SUBJECT TO THE PLAN

(a) **Aggregate Limits**.

(1) Subject to adjustment as provided in paragraph (2) below and in Section 12, the aggregate number of Shares that may be granted pursuant to Awards under the Plan is 3,300,000 plus any Shares reserved under Nautilus' 2005 Long-Term Incentive Plan, as amended, that are not subject to a grant on April 28, 2015, or as to which the option award is forfeited on or after April 28, 2015. The Shares that may be granted pursuant to Awards under the Plan may include Shares reacquired by Nautilus (including Shares purchased in the open market) or authorized but unissued Shares. To the extent any Award is forfeited, terminates, expires or lapses instead of being exercised, is not earned in full or is settled in cash, the Shares subject to such Awards not delivered as a result shall again be available to be granted as Awards under this Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under this Section 6(a)(1) and shall not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options.

(2) The aggregate number of Shares available for issuance under the Plan shall be reduced by 1.5 Shares for each Share delivered in settlement of any SAR, Restricted Stock, Stock Unit or Performance Unit Award, and one (I) Share for each Share delivered in settlement of a Stock Option Award.

(b) **Limitations on Grants**.

(1) The aggregate number of Shares subject to Stock Options or Stock Appreciation Rights granted under this Plan during any calendar year to any one Participant shall not exceed 1,000,000.

(2) The aggregate number of Shares subject to Restricted Stock or Stock Unit Awards granted under this Plan during any calendar year to any one Participant shall not exceed 1,000,000.

(3) Notwithstanding anything to the contrary in this Plan, the limitations in paragraphs (1) and (2) above shall be subject to adjustment under Section 12, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance-based compensation" within the meaning of Code Section 162(m).

(4) The aggregate number of Shares issued pursuant to Incentive Stock Options granted under the Plan shall not exceed 1,000,000, which limitation shall be subject to adjustment under Section 12 only to the extent that adjustment is allowable under Code Section 422.

7. PLAN AWARDS

(a) **Award Types**. The Committee is authorized to grant the following Awards under the Plan provided that their terms and conditions are not inconsistent with the provisions of the Plan:

(1) Stock Options, pursuant to the terms and conditions of a Stock Option Agreement.

(2) Stock Appreciation Rights, pursuant to the terms and conditions of an SAR Agreement.

(3) Restricted Stock, pursuant to the terms and conditions of a Restricted Stock Agreement.

(4) Stock Units, pursuant to the terms and conditions of a Stock Unit Agreement.

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(5) Performance Units pursuant to the terms and conditions of a Performance Unit Agreement.

(b) **Grants of Awards; Designation as Performance-Based Awards**.

(1) Awards may be granted separately or in tandem or in the alternative.

(2) The Committee, in its discretion, may designate any Award as a Performance- Based Award and designate in the Award Agreement the Qualifying Performance Criteria upon which the grant or vesting of the Award is conditioned.

8. STOCK OPTIONS AND SARS

(a) The Committee may grant Stock Options or SARs only to those eligible individuals described in Section 4 who are selected by the Committee as Participants.

(b) No Participant shall have any rights as a shareholder with respect to any Shares subject to Stock Options 6r SARs under the Plan until the Shares have been issued.

(c) Each Stock Option or SAR shall be evidenced only by an Option Agreement or SAR Agreement approved by the Committee and executed by the Committee and the Participant. Each Stock Option grant will expressly identify the Stock Option as an ISO or as a Nonqualified Stock Option. Awards of Stock Options or SARs granted pursuant to the Plan need not be identical, but each must contain or be subject to the following terms and conditions:

(1) ***Price***. The exercise price of each Stock Option or SAR granted under the Plan shall be established by the Committee and set forth in the applicable Option Agreement or SAR Agreement. The exercise price per Share shall not be less than 100% of the Fair Market Value of a Share on the date of grant. The exercise price of a Stock Option shall be paid in cash or in such other form if and to the extent permitted by the Committee, including without limitation, by delivery of already-owned Shares with an aggregate value equal to the exercise price, withholding (either actually or by attestation) of Shares with an aggregate value equal to the exercise price otherwise issuable under such Stock Option and/or by payment under a broker-assisted sale and remittance program acceptable to the Committee.

(2) ***No Repricing***. Other than in connection with a change in the capitalization of Nautilus (as described in Section 12), in no event may any Stock Option or SAR without shareholder approval be amended to decrease the exercise price, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or SAR with a lower exercise price, or otherwise be subject to any action that would be treated as a “repricing” of such Stock Option or SAR under applicable stock exchange listing standards or accounting standards.

(3) ***Duration, Exercise and Termination of Stock Options and SARs***. Each Stock Option or SAR shall be exercisable at such times and in such installments during the period prior to the expiration of the Stock Option or SAR as determined by the Committee and set forth in the Option Agreement or SAR Agreement. The Committee may make the exercise of any Stock Option or SAR subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee and set forth in the Option Agreement or SAR Agreement. At any time after the grant of a Stock Option or SAR, the Committee may reduce or eliminate any restrictions on the Participant's right to exercise all or part of the Stock Option or SAR. Upon exercise of a Stock Option or SAR, settlement and payment shall occur at the time(s) and in the manner set forth in the applicable Option Agreement or SAR Agreement.

(4) ***Termination of Employment***. The Option Agreement or SAR Agreement may provide for the forfeiture or cancellation of the Stock Option or SAR, in whole or in part, in the event of the Participant's termination of employment or service. In all cases, the Option Agreement or SAR Agreement shall provide that vesting shall cease in the event of the Participant's termination of employment or service.

(5) ***Conditions and Restrictions*** Upon Securities Subject to Stock Options or SARs. Subject to the express provisions of the Plan, the Committee may provide in the Option Agreement or SAR Agreement that the Shares issued upon exercise of a Stock Option or SAR shall be subject to such further conditions

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or agreements as the Committee in its discretion may specify, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions, provided that in no event will any portion of a Stock Option or SAR become vested prior to the first anniversary of the date of grant of such Stock Option or SAR (except in the case of death or disability and except that up to 5% of the Shares authorized for grant pursuant to Section 6(a) may be granted with a minimum vesting schedule of less than one year) and provided that in no event will any portion of a Stock Option or SAR become vested immediately prior to or upon a Change in Control, except that each Stock Option or SAR will become fully vested if the Participant holding the Stock Option or SAR is terminated by the Company for a reason other than Cause upon or within twelve (12) months following the Change in Control.

(6) ***Settlement of SARs***. Settlement of SARs upon exercise may be satisfied through cash payments, the delivery of Shares, or a combination thereof, as the Committee shall determine.

(7) ***Other Terms and Conditions***. Option Agreements and SAR Agreements may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate, provided that no Option Agreements or SAR Agreements may have reload features under which the exercise of an Option or SAR by a Participant automatically entitles the Participant to a new Option or SAR.

(8) ***ISOs***. Stock Options intending to qualify as ISOs shall be subject to the following conditions:

(A) ISOs may be granted only to employees of Nautilus or a “subsidiary corporation” of Nautilus within the meaning of Code Section 424(f).

(B) No Stock Option intended to qualify as an ISO shall be granted to any person if, immediately after the grant of such Award, such person would own stock, including stock subject to outstanding Awards held by that person under the Plan or any other plan established by the Corporation, amounting to more than I0% of the total combined voting power or value of all classes of stock of the Corporation.

(C) The aggregate Fair Market Value of the Common Stock (determined at the time of grant) for which ISOs are exercisable for the first time by the Participant during any calendar year, under all of the plans of the Corporation under which Incentive Stock Options may be issued, may not exceed $100,000.

(D) To the extent a Stock Option that, by its terms, is intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Nonqualified Stock Option.

(E) To the extent that the Option Agreement specifies that a Stock Option is intended to qualify as an ISO, the provisions of the Option Agreement shall be construed and interpreted accordingly.

9. RESTRICTED STOCK AND STOCK UNITS

(a) The Committee may grant Restricted Stock or Stock Units only to those eligible individuals described in Section 4 who are selected by the Committee.

(b) Awards of Restricted Stock or Stock Units shall be evidenced by Restricted Stock Agreements or Stock Unit Agreements approved by the Committee and executed by the Committee and the Participant. Awards of Restricted Stock or Stock Units granted pursuant to the Plan need not be identical, but each must contain or be subject to the following terms and conditions:

(1) ***Mandatory Terms and Conditions***. Each Restricted Stock Agreement and Stock Unit Agreement shall contain provisions regarding:

(A) The number of Shares granted under the Award or a formula for determining such;

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(C) If the Award is a Performance-Based Award, the Qualifying Performance Criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested;

(D) Such other terms and conditions relating to the grant, issuance, vesting and/or forfeiture of the Shares as determined by the Committee, to the extent not inconsistent with this Plan, provided that in no event will any portion of Restricted Stock or Stock Units become vested prior to the first anniversary of the date of grant of such Restricted Stock or Stock Units (except in the case of death or disability and except that up to 5% of the Shares authorized for grant pursuant to Section 6(a) may be granted with a minimum vesting schedule of less than one year) and provided that in no event will any portion of Restricted Stock or Stock Units become vested immediately prior to or upon a Change in Control, except that Restricted Stock and Stock Units will become fully vested if the Participant holding the Restricted Stock or Stock Units is terminated by the Company for a reason other than Cause upon or within twelve (12) months following the Change in Control;

(F) Such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan.

(2) ***Sale or Award Price***. Subject to the requirements of applicable law, the Restricted Stock Agreement or Stock Unit Agreement shall set forth the price, if any, as determined by the Committee at which Shares of Restricted Stock or Stock Units shall be sold or awarded to a Participant.

(3) ***Share Vesting***. The grant, issuance, retention and/or vesting of Shares under Restricted Stock or Stock Unit Awards shall be at such time and in such installments as determined by the Committee or under criteria established by the Committee, provided that in no event will any portion of Restricted Stock or Stock Units become vested prior to the first anniversary of the date of grant of such Restricted Stock or Stock Units (except in the case of death or disability and except that up to 5% of the Shares authorized for grant pursuant to Section 6(a) may be granted with a minimum vesting schedule of less than one year) and provided that in no event will any portion of Restricted Stock or Stock Units become vested immediately prior to or upon a Change in Control, except that Restricted Stock and Stock Units will become fully vested if the Participant holding the Restricted Stock or Stock Units is terminated by the Company for a reason other than Cause upon or within twelve (12) months following the Change in Control. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares under Restricted Stock or Stock Unit Awards subject to continued employment, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Committee, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary in the Plan, the performance criteria for any Restricted Stock Award or Stock Unit Award that is intended to satisfy the requirements for "performance-based compensation" within the meaning of Code Section l62(m) shall be measured based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Restricted Stock Award is granted.

(4) ***Termination of Employment***. The Restricted Stock Agreement or Stock Unit Agreement may provide for the forfeiture or cancellation of the Restricted Stock or Stock Unit Award, in whole or in part, in the event of the termination of employment or service of the Participant to whom it was granted. In all cases, the Restricted Stock Agreement or Stock Unit Agreement shall provide that vesting shall cease in the event of termination of employment or service of the Participant to whom it was granted.

(5) ***Shareholder Rights***. No Participant shall have any rights as a shareholder with respect to any Shares subject to an Award of Stock Units under the Plan until said Shares have been issued. A Participant shall have rights as a shareholder with respect to any Shares subject to a Restricted Stock Award under the Plan only to the extent specified in this Plan or the Restricted Stock Agreement evidencing such Award.

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(6) ***Settlement of Stock Units***. Upon expiration of the vesting period, settlement of Stock Units shall be made in Shares, cash or a combination thereof, as determined by the Committee, at the time(s) and in the manner set forth in the applicable Stock Unit Agreement. Until a Stock Unit is so settled, the number of Shares represented by a Stock Unit shall be subject to adjustment pursuant to Section 12.

10. PERFORMANCE UNITS

(a) **General**. The Committee may grant Performance Units only to those eligible individuals described in Section 4 who are selected by the Committee as Participants.

(b) **Awards**. A Performance Unit may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the number of Performance Units granted to each Participant. Each Performance Unit Award shall be evidenced by a Performance Unit Agreement approved by the Committee and executed by the Committee and the Participant.

(c) **Settlement**. The Performance Unit Agreement shall provide that Performance Units may be settled in Shares, cash or a combination thereof, as determined by the Committee, at the time(s) and in the manner set forth in the applicable Performance Unit Agreement. Until a Performance Unit is so settled, the number of Shares represented by a Performance Unit shall be subject to adjustment pursuant to Section 12.

(d) **Performance** Period and Criteria. The time period during which a Performance Unit Award shall be earned shall be the "Performance Period," and, except in the year in which the Plan is adopted, shall be at least the length of one (I) fiscal year (whether of Nautilus or of any Subsidiary, determined in the discretion of the Committee). Performance Units shall be subject to performance goals established by the Committee. Notwithstanding anything to the contrary in the Plan, the performance criteria for any Performance Unit that is intended to satisfy the requirements for "performance-based compensation" within the meaning of Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified in the Performance Unit Agreement.

(e) **Earning Performance Unit Awards.** After the applicable Performance Period has ended, the Committee shall determine the extent to which the established performance goals have been achieved.

(f) **Termination of Employment**. The Performance Unit Agreement may provide for the forfeiture or cancellation of the Performance Unit Award, in whole or in part, in the event of the termination of employment or service of the Participant to whom it was granted. In all cases, the Performance Unit Agreement shall provide that vesting shall cease in the event of termination of employment or service of the Participant to whom it was granted.

11. OTHER PROVISIONS APPLICABLE TO AWARDS

(a) **Transferability**. Unless the Award Agreement expressly states that the Award is transferable as provided under the Plan, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all applicable restrictions, other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award Agreement to provide that the Award is transferable or assignable:

(1) In the case of a transfer without the payment of any consideration, to any "family member" as such term is defined in Section A.1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended from time to time;

(2) In any transfer described in clause (ii) of Section A.1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that, following the transfer or assignment, the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee shall determine appropriate, and as a condition to such transfer, the transferee shall execute an agreement agreeing to be bound by the terms; and

(3) In the case of a Stock Option intended to qualify as an ISO, only to the extent consistent with Code Section 422.

Any purported assignment, transfer or encumbrance that does not qualify under this subsection shall be void

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and unenforceable against the Corporation.

(b) **Qualifying Performance Criteria**.

(1) For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award Agreement:

(A) Cash flow;

(B) Earnings per share;

(C) Earnings before interest, taxes and amortization;

(D) Return on equity;

(E) Total shareholder return;

(F) Share price performance;

(G) Return on capital;

(H) Return on assets or net assets;

(I) Revenue or revenue growth;

(J) Income or net income;

(K) Operating income or net operating income;

(L) Operating profit or net operating profit;

(M) Operating margin or profit margin;

(N) Return on operating revenue;

(O) Return on invested capital;

(P) Market segment share;

(Q) Product release schedules;

(R) New product innovation;

(S) Product cost reduction through advanced technology;

(T) Brand recognition/acceptance;

(U) Product ship targets; or

(V) Customer satisfaction.

(2) The Committee may adjust the performance goals and any evaluation of performance under any Qualifying Performance Criteria to account for changes in law or accounting practices and to make such adjustments the Committee deems necessary or appropriate to reflect the impact of extraordinary

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or unusual items, events or circumstances to avoid windfalls or hardships during a performance period, including without limitation:

(A) Asset write-downs;

(B) Litigation or claim judgments or settlements;

(C) The effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results;

(D) Accruals for reorganization and restructuring programs;

(E) Any extraordinary non-recurring items as described in Accounting Standards Codification 225-20 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Corporation's annual report to shareholders for the applicable year; and

(F) Events either not directly related to Company operations or not under the reasonable control of Company management.

(3) Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified at the time of grant, the number of Shares, Stock Options, SARs, Stock Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. However, such a reduction with respect to one Participant may not result in an increase in the amount payable to another Participant.

(c) **Dividends**. No adjustment shall be made in Shares issuable under the Award Agreement on account of cash dividends that may be paid or other rights that may be issued to the holders of Common Stock prior to the issuance or vesting of Shares under any Award. The Committee shall specify in the Award Agreement whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to the Award Agreement that are subject to any restrictions or conditions on the record date for dividends, provided that in no event will unissued or unvested Shares under any Award receive dividends or dividend equivalent amounts.

(d) **Award Agreements**. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee may establish the terms of Award Agreements and related documents and may, but need not, require as a condition to any such agreement's or document's effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that Participant agrees to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement.

(e) **All Awards Subject to Company Clawback or Recoupment Policy**. All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board of Directors or required by law during the term of Participant’s employment or other service with the Company that is applicable to employees, Board of Director members or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

(f) **Additional Restrictions on Awards**. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation:

(1) Restrictions under an insider trading policy;

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(2) Restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants; and

(3) Restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(g) **Subsidiary Awards**. In the case of a grant of an Award to any Participant who is employed by or a service provider to a Subsidiary, such grant may, if the Committee so directs, be implemented by Nautilus issuing any subject Shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

(h) **Suspension or Termination of Awards Upon Misconduct**.

(1) If at any time (including after a notice of exercise has been delivered) the Committee reasonably believes that a Participant, other than an Outside Director, has committed an act of misconduct as described below, the Committee may suspend the exercise, vesting and settlement, as applicable, of any Award granted to the Participant pending a final determination of whether such an act of misconduct has been committed. If the Committee determines a Participant, other than an Outside Director, has committed an act of misconduct, any Award granted to the Participant may, in the discretion of the Committee, be forfeited, in whole or in part.

(2) Any determination by the Committee with respect to the foregoing shall be final, conclusive, and binding on all interested parties. For any Participant who is an Executive Officer, the determination of the Committee shall be subject to the approval of the Board of Directors.

(3) For purposes of this subsection, an "act of misconduct" means embezzlement, fraud, dishonesty in the performance of or willful neglect of job duties, nonpayment of any obligation owed to the Corporation, breach of fiduciary duty or deliberate disregard of Corporation rules, material breach of an agreement between the Participant and the Corporation, the unauthorized disclosure of any Corporation trade secret or confidential information, conduct constituting unfair competition, or inducing any customer to breach a contract with the Corporation, or any other conduct resulting in material (as determined by the Committee in its discretion) loss, damage or injury to the Corporation.

12. ADJUSTMENT OF AND CHANGES IN THE COMMON STOCK

(a) The existence of outstanding Awards shall not affect in any way the right or power of Nautilus or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the capital structure or business of Nautilus, or any merger or consolidation of Nautilus or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, the Shares or other securities of Nautilus or the rights thereof, or the dissolution or liquidation of Nautilus, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided in the Plan or by the Committee unless the Committee determines, in its sole discretion, that an adjustment is necessary or appropriate and is not inconsistent with applicable law, including Code Sections 409A and 424(h), no adjustment by reason thereof shall be made with respect to, the number of Shares subject to any and all Awards previously granted or the exercise or purchase price per Share under such Awards because of:

(1) The issuance by Nautilus of shares of stock or any class of securities convertible into shares of any class of stock, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of Nautilus convertible into such shares or other securities;

(2) The payment of a dividend in property other than Shares; or

(3) The occurrence of any similar transaction whether or not for fair value.

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(b) If the number of outstanding Shares of Nautilus for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, reverse stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar event affecting the capital structure of Nautilus or the number of Shares outstanding, the Committee shall, subject to and consistent with the requirements of applicable law, including Code Sections 409A and 424(h), appropriately and equitably adjust the number and kind of Shares which are subject to this Plan or subject to any Awards granted under the Plan, including Awards previously granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares without changing the aggregate exercise or settlement price.

(c) No right to purchase fractional Shares shall result from any adjustment of Stock Options or SARs pursuant to this Section 12. In case of any such adjustment, the Shares subject to the Stock Option or SAR shall be rounded down to the nearest whole share.

(d) Any Award Agreement and related documents may include such terms relating to the effect of any merger, reorganization or changes in control affecting Nautilus as the Committee determines in its discretion to be appropriate, to the extent not inconsistent with Code Sections 409A and 424(h). Subject to any such terms, in the event Nautilus is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by Nautilus (if Nautilus is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

13. LISTING OR QUALIFICATION OF COMMON STOCK

In the event that the Board of Directors determines in its discretion that the listing or qualification of the Shares available for issuance under the Plan on any securities exchange or quotation or trading system or other consent or approval under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares, a Stock Option or SAR may not be exercised, in whole or in part, and a Restricted Stock Award, Stock Unit Award, Performance Unit Award, Stock Option or SAR shall not vest unless such listing, qualification, consent or approval has been unconditionally obtained.

14. TERMINATION OR AMENDMENT OF THE PLAN

(a) The Board of Directors may amend, alter or discontinue the Plan, and the Board or the Committee may, to the extent permitted by the Plan, amend any Award Agreement or other document relating to an Award made under this Plan, provided, however, that Nautilus shall submit for shareholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 12) required to be submitted for shareholder approval by the rules of any national securities exchange on which the Shares are listed for trading or that otherwise would:

(1) Increase the maximum number of Shares for which Awards may be granted under this Plan;

(2) Reduce the price at which Stock Options may be granted below the price provided for in subsection 8(c)(1);

(3) Reduce the exercise price of outstanding Stock Options;

(4) Extend the term of this Plan;

(5) Change the classes of persons eligible to be Participants (as described in Section 4); or

(6) Increase the limits provided for in Section 6.

(b) In addition, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant's consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either:

(1) Is required or advisable in order for the Corporation, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard; or

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15. PARTICIPANTS IN FOREIGN COUNTRIES

The Committee shall have the authority to adopt such modifications, procedures and sub-plans as may be necessary or advisable to comply with provisions of the laws of foreign countries in which the Corporation may operate.

16. WITHHOLDING

To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Corporation for the satisfaction of any and all taxes, including any withholding tax or payroll tax obligations, that arise with respect to any Award, the issuance of Shares or payment of cash upon exercise or settlement of an Award or any sale of Shares. The Corporation shall not be required to issue Shares or to recognize the disposition of such Shares until such tax obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Corporation withhold a portion of the Shares of stock that otherwise would be issued to a Participant under such Award or by tendering Shares previously acquired by the Participant.

17. GENERAL PROVISIONS

(a) **Employment At Will**. Neither the Plan nor the grant of any Award nor any action by Nautilus, any Subsidiary, the Committee or any Administrator shall be held or construed to confer upon any person any right to be continued in the employ of Nautilus or a Subsidiary. Nautilus and each Subsidiary expressly reserves the right to discharge, without liability but subject to his or her rights under this Plan, any Participant whenever, in the sole discretion of Nautilus or a Subsidiary, as the case may be, its interest may so require.

(b) **Governing Law**. This Plan and any Award Agreements and other documents relating to Awards under the Plan shall be interpreted and construed in accordance with the laws of the State of Washington and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan, or in an Award Agreement or related document, to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

(c) **Unfunded Plan**. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Corporation or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

18. NON-EXCLUSIVITY OF PLAN

Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of stock options, stock appreciation rights, restricted stock, stock units or performance units other than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

19. COMPLIANCE WITH OTHER LAWS AND REGULATIONS

This Plan, the grant and exercise of Awards under the Plan, and the obligation of the Corporation to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Corporation shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Corporation is unable (or the Committee deems it infeasible) to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares

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under the Plan, the Corporation shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Stock Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Stock Option or Award is effective and current or the Corporation has determined that such registration is unnecessary.

20. LIABILITY OF CORPORATION

The Corporation shall not be liable to a Participant or other persons as to:

(a) The non-issuance or sale of Shares as to which the Corporation has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and

(b) Any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Stock Option or other Award granted under the Plan.

21. DESIGNATION OF BENEFICIARY

The Committee shall establish such procedures and prescribe such forms as it deems appropriate for a Participant to designate a beneficiary to receive any amounts payable under an Award in the event of the Participant's death.

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NAUTILUS Inc

VOTE

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Go to **www.investorvote.com/NLS** or scan the QR code — login details are located in the shaded bar below.

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2022 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors unanimously recommends shareholders vote FOR all of the nominees listed, FOR Proposal 2 – 4.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - James Barr, IV	☐	☐	02 - Anne G. Saunders	☐	☐	03 - Patricia M. Ross	☐	☐
04 - Shailesh Prakash	☐	☐	05 - Kelley Hall	☐	☐	06 - Ruby Sharma	☐	☐

	For	Against	Abstain
2. To adopt an advisory resolution approving Nautilus' executive compensation.	☐	☐	☐
3. To approve an amendment to the Nautilus, Inc. Amended & Restated 2015 Long Term Incentive Plan.	☐	☐	☐
4. Ratification of selection of Grant Thornton LLP as Independent Registered Public Accounting Firm.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03N0HC

Appendix B

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The 2022 Annual Meeting of Shareholders of Nautilus, Inc. will be held on Tuesday, August 2, 2022 at 8:00 am PDT, virtually via the internet at www.meetnow.global/M4JQLZS

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/NLS

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Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/NLS

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Nautilus, Inc.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 2, 2022

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated June 17, 2022 and names, constitutes and appoints Aina E. Konold with full power of substitution, my true and lawful attorney and proxy for me and in my place and stead to attend the Annual Meeting of the Shareholders of Nautilus, Inc., to be held at 8:00 a.m. PDT on August 2, 2022, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on June 3, 2022, with all the powers that the undersigned would possess if personally present.

Our Board of Directors is soliciting this proxy, if no specific direction is given as to the items stated on the reverse side, this proxy will be voted FOR all of the nominees listed, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

The shareholder signed on the reverse side reserves the right to revoke this proxy at any time prior to its exercise by written notice delivered to our Secretary at our offices at **17750 SE 6th Way, Vancouver, Washington 98683**, prior to the annual meeting. The power of the proxy holders shall also be suspended if the shareholder signed above attends the annual meeting and elects to vote electronically.

(Items to be voted appear on reverse side)

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting and proxy statement are available at http://www.nautilusinc.com/investors.

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐